UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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VeriSign, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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VeriSign, Inc.

487 East Middlefield Road

Mountain View, California 94043-4047

April 10, 2006

To Our Stockholders:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of VeriSign, Inc. to be held at our corporate offices located at 487 East Middlefield Road, Mountain View, California on Friday, May 26, 2006 at 10:00 a.m., Pacific Time.

The matters expected to be acted upon at the Meeting are described in detail in the following Notice of the 2006 Annual Meeting of Stockholders and Proxy Statement.

It is important that you use this opportunity to take part in the affairs of VeriSign by voting on the business to come before this meeting. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING. A PROXY MAY ALSO BE COMPLETED ELECTRONICALLY OR BY PHONE AS DESCRIBED ON THE PROXY CARD AND UNDER “INTERNET AND TELEPHONE VOTING” IN THE ATTACHED PROXY STATEMENT. Returning the Proxy does not deprive you of your right to attend the Meeting and to vote your shares in person.

We look forward to seeing you at our 2006 Annual Meeting of Stockholders.

Sincerely,

/s/ Stratton D. Sclavos

Stratton D. Sclavos

President, Chief Executive Officer

and Chairman of the Board

VERISIGN, INC.

487 East Middlefield Road

Mountain View, California 94043-4047

Notice of the 2006 Annual Meeting of Stockholders

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2006 Annual Meeting of Stockholders of VeriSign, Inc. will be held at our corporate offices located at 487 East Middlefield Road, Mountain View, California on Friday, May 26, 2006 at 10:00 a.m., Pacific Time. The 2006 Annual Meeting of Stockholders is being held for the following purposes:

1. To elect four Class II directors of VeriSign, each to serve a three-year term, or until a successor has been elected and qualified or until the director’s earlier resignation or removal.

2. To approve our 2006 Equity Incentive Plan that will replace our 1998 Directors Stock Option Plan, 1998 Equity Incentive Plan, and 2001 Stock Incentive Plan.

3. To ratify the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2006.

4. To transact such other business as may properly come before the Meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this Notice.

Only stockholders of record at the close of business on March 31, 2006 are entitled to notice of and to vote at the 2006 Annual Meeting of Stockholders or any adjournment thereof.

By Order of the Board of Directors,

/s/ James M. Ulam

James M. Ulam

Secretary

Mountain View, California

April 10, 2006

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR COMPLETE THE PROXY ELECTRONICALLY OR BY PHONE AS DESCRIBED ON THE PROXY CARD AND UNDER “INTERNET AND TELEPHONE VOTING” IN THE ATTACHED PROXY STATEMENT SO THAT YOUR SHARES MAY BE REPRESENTED AT THE MEETING.

VERISIGN, INC.

487 East Middlefield Road

Mountain View, California 94043-4047

PROXY STATEMENT

FOR THE 2006 ANNUAL MEETING OF STOCKHOLDERS

April 10, 2006

The accompanying proxy is solicited on behalf of our Board of Directors for use at the 2006 Annual Meeting of Stockholders (the “Meeting”) to be held at our corporate offices located at 487 East Middlefield Road, Mountain View, California on Friday, May 26, 2006 at 10:00 a.m., Pacific Time. Only holders of record of our common stock at the close of business on March 31, 2006, which is the record date, will be entitled to vote at the Meeting. At the close of business on the record date, we had 244,790,567 shares of common stock outstanding and entitled to vote. All proxies will be voted in accordance with the instructions contained therein and, if no choice is specified, the proxies will be voted in favor of the nominees and the proposals set forth in this proxy statement. This proxy statement and the accompanying form of proxy will be first mailed to stockholders on or about April 17, 2006. An annual report for the year ended December 31, 2005 is enclosed with this proxy statement.

Voting Rights

Holders of our common stock are entitled to one vote for each share held as of the record date.

Vote Required to Approve the Proposals

With respect to Proposal No. 1, four directors will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at the Meeting and voting on the election of directors. With respect to Proposal No. 2, the 2006 Equity Incentive Plan must be approved by affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote at the Meeting.

None of the proposals is conditional upon the approval of any of the other proposals by the stockholders.

Quorum

A majority of the shares of common stock outstanding on the record date will constitute a quorum for the transaction of business at the Meeting. For purposes of the quorum and the discussion above regarding the vote necessary to take stockholder action, stockholders of record who are present at the meeting in person or represented by proxy and who abstain, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Meeting, are considered stockholders who are present and entitled to vote and count toward the quorum.

Effect of Abstentions

Abstentions will not be taken into account in determining the outcome of the election of directors. Abstentions are considered shares entitled to vote on Proposal No. 2 and therefore would have the effect of a vote against the proposal.

Effect of Broker Non-Votes

If a stockholder does not give a proxy to its broker with instructions as to how to vote the shares, the broker (under rules of New York Stock Exchange) has authority to vote those shares for or against certain “routine” matters. If a broker votes shares that are unvoted by its customers for or against a proposal, these shares are considered present and entitled to vote at the Meeting. These shares will count toward determining whether or not a quorum is present. These shares will also be taken into account in determining the outcome of all of the proposals.

Although Proposal No. 1 to be voted on at the Meeting is considered “routine,” Proposal No. 2 would not be “routine,” and where a matter is not “routine,” a broker generally would not be entitled to vote its customers’ unvoted shares. These shares would be considered present but are not considered entitled to vote on the matter. These shares would count toward determining whether or not a quorum is present. However, these shares would not be taken into account in determining the outcome of any of the proposals.

Adjournment of Meeting

In the event that sufficient votes in favor of the proposals are not received by the date of the Meeting, the persons named as proxies may propose one or more adjournments of the Meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the Meeting.

Expenses of Soliciting Proxies

VeriSign will pay the expenses of soliciting proxies to be voted at the Meeting. Following the original mailing of the proxies and other soliciting materials, we and/or our agents may also solicit proxies by mail, telephone, telegraph, or in person. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our shares forward copies of the proxy and other soliciting materials to persons for whom they hold shares and request authority for the exercise of proxies. In such cases, we will reimburse the record holders for their reasonable expenses if they ask us to do so.

Revocability of Proxies

Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the Meeting or at the Meeting prior to the vote pursuant to the proxy. A proxy may be revoked by any of the following methods:

•	a written instrument delivered to VeriSign stating that the proxy is revoked;

•	a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the Meeting; or

•	attendance at the Meeting and voting in person.

Please note, however, that if a stockholder’s shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the Meeting, the stockholder must bring to the Meeting a letter from the broker, bank or other nominee confirming that stockholder’s beneficial ownership of the shares.

Internet and Telephone Voting

If you hold shares of record as a registered shareholder, you can simplify your voting process and save the company expense by voting your shares by telephone at 1-866-540-5760 or on the Internet at http://www.proxyvoting.com/vrsn twenty-four hours a day, seven days a week. Telephone and Internet voting are available through 11:59 p.m. Eastern Time the day prior to the Meeting. More information regarding telephone and Internet voting is given on the proxy card. If you hold shares through a bank or brokerage firm, the bank or brokerage firm will provide you with separate instructions on a form you will receive from them. Many such firms make telephone or Internet voting available, but the specific processes available will depend on those firms’ individual arrangements.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Amended and Restated Bylaws currently authorize eleven directors. Our Board of Directors is currently comprised of eleven directors. The Bylaws divide the Board of Directors into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term or until their successors are duly elected and qualified or their earlier resignation or removal. The Class II directors, Ms. Guthrie and Messrs. Moore, Mueller and Roper, will stand for election at this Meeting, the Class III directors, Messrs. Bidzos, Chenevich, Reyes and Simpson, will stand for election or reelection at the 2007 annual meeting, and the Class I directors, Messrs. Kriens, Lauer and Sclavos, will stand for reelection at the 2008 annual meeting. If any nominee for any reason is unable to serve, or for good cause will not serve, as a director, the proxies may be voted for such substitute nominee as the proxy holder may determine. We are not aware of any nominee who will be unable to serve, or for good cause will not serve, as a director. Ms. Guthrie and Messrs. Moore, Mueller and Roper will be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy at this Meeting and voting on the election of directors. Should there be more than four nominees for election of Class II directors at this Meeting, the four nominees who receive the greatest number of votes cast in the election of directors will become the Class II directors at the conclusion of the tabulation of votes.

Directors/Nominees

The names of the nominees for election as Class II directors at this Meeting and of the incumbent Class I and Class III directors, and certain information about them, are included below.

Name	Age	Position
Nominees for election as Class II directors for a term expiring in 2009:
Michelle Guthrie	40	Director
Roger H. Moore	64	Director
Edward A. Mueller(1)	58	Director
William A. Roper, Jr.(1)(2)	60	Lead Independent Director

Incumbent Class III directors with terms expiring in 2007:
D. James Bidzos(2)	51	Vice Chairman of the Board
William L. Chenevich(1)	62	Director
Gregory L. Reyes(3)	43	Director
Louis A. Simpson(3)	69	Director

Incumbent Class I directors with terms expiring in 2008:
Scott G. Kriens(2)	48	Director
Len J. Lauer(3)	48	Director
Stratton D. Sclavos	44	President, Chief Executive Officer and Chairman of the Board

(1)	Member of the Audit Committee

(2)	Member of the Nominating and Corporate Governance Committee

(3)	Member of the Compensation Committee

Michelle Guthrie has served as a director since December 2005. Since November 2003, she has served as Chief Executive Officer of STAR, News Corporation’s Asian media and entertainment company. Ms. Guthrie previously served as STAR’s Executive Vice President from June 2003 and Senior Vice President from January

2001. Prior to joining STAR, Ms. Guthrie worked for FOXTEL in Australia and BSkyB and News International in the United Kingdom. Ms. Guthrie holds an Arts degree and a Law degree from the University of Sydney.

Roger H. Moore has served as a director since February 2002. He was President and Chief Executive Officer of Illuminet Holdings, Inc. from December 1995 until December 2001 when VeriSign acquired Illuminet Holdings. Prior to Illuminet Holdings, Mr. Moore spent ten years with Nortel Networks in a variety of senior management positions including President of Nortel Japan. Mr. Moore serves as a director of Tut Systems, Inc., Western Digital Corporation, Consolidated Communications Illinois Holdings, Inc., and Arbinet Thexchange, Inc. Mr. Moore holds a B.S. degree in General Science from Virginia Polytechnic Institute and State University.

Edward A. Mueller has served as a director since March 2005. Since January 2003, he has served as Chief Executive Officer of Williams-Sonoma, Inc., a specialty retailer of home furnishings. Prior to joining Williams-Sonoma, Inc., Mr. Mueller served as President and Chief Executive Officer of Ameritech, a telecommunications company, from 2000 to 2002; as President of SBC International Operations, a telecommunications company, from 1999 to 2000; and as President and Chief Executive Officer of Pacific Bell, a telecommunications company, from 1997 to 1999. Mr. Mueller joined the SBC organization in 1968, and held other executive level positions in the company, including President and Chief Executive Officer of Southwestern Bell Telephone. Mr. Mueller serves as a director of Williams-Sonoma, Inc. Mr. Mueller holds a B.S. degree in Civil Engineering from the University of Missouri and an Executive M.B.A. degree from Washington University.

William A. Roper, Jr. has served as a director since November 2003. Since April 2000, he has served as Corporate Executive Vice President of Science Applications International Corporation (“SAIC”), a diversified technology services company, and has previously served as SAIC’s Senior Vice President from 1990 to 1999, Chief Financial Officer from 1990 to 2000, and Executive Vice President from 1999 to 2000. From 1987 to 1990, Mr. Roper was Executive Vice President and Chief Financial Officer of Intelogic Trace, Inc., nationwide computer support organization. Mr. Roper holds a B.A. degree in Mathematics from the University of Mississippi and graduate degrees from Southwestern Graduate School of Banking at Southern Methodist University and Stanford University, Financial Management Program.

D. James Bidzos has served as Vice Chairman of the Board of Directors since December 2001. He served as Chairman of the Board of Directors of VeriSign from April 1995 until December 2001. Mr. Bidzos served as Vice Chairman of RSA Security, an Internet identity and access management solution provider, from March 1999 to May 2002 and Executive Vice President from July 1996 to February 1999. Prior thereto, he served as President and Chief Executive Officer of RSA Data Security from 1988 to February 1999.

William L. Chenevich has served as a director since April 1995. Mr. Chenevich has served as Vice Chairman of Technology and Operations for U.S. Bancorp, a financial holding company, since February 2001. He served as Vice Chairman of Technology and Operations Services of Firstar Corporation, a financial services company, from 1999 until its merger with U.S. Bancorp in February 2001. Prior thereto, he was Group Executive Vice President of VISA International, a financial services company, from 1994 to 1999. Mr. Chenevich holds a B.B.A. degree in Business from the City College of New York and a M.B.A. degree in Management from the City University of New York.

Gregory L. Reyes has served as a director since April 2001. From May 2001 to January 2005, Mr. Reyes served as Chairman of the Board of Directors and Chief Executive Officer of Brocade Communications Systems, Inc., a provider of an intelligent platform for networking storage. Mr. Reyes holds a B.S. degree in Economics and Business Administration from Saint Mary’s College in Moraga, California.

Louis A. Simpson has served as a director since May 2005. Since May 1993, he has served as President and Chief Executive Officer, Capital Operations, of GEICO Corporation, a passenger auto insurer. Mr. Simpson previously served as Vice Chairman of the Board of GEICO from 1985 to 1993. Mr. Simpson serves as a director of Western Asset Funds, Inc. (eight mutual funds) and Western Asset Income Fund and as a trustee of Western

Asset Premier Bond Fund. Mr. Simpson holds a B.A. degree from Ohio Wesleyan University and a Masters degree in Economics from Princeton University.

Scott G. Kriens has served as a director since January 2001. Mr. Kriens has served as Chief Executive Officer and Chairman of the Board of Directors of Juniper Networks, a provider of Internet hardware and software systems, since October 1996. From April 1986 to January 1996, Mr. Kriens served as Vice President of Sales and Operations at StrataCom, Inc., a telecommunications equipment company, which he co-founded in 1986. Mr. Kriens serves as a director of Equinix, Inc. Mr. Kriens holds a B.A. in Economics from California State University, Hayward.

Len J. Lauer has served as a director since February 2004. Since September 2003, he has served as Chief Operating Officer of Sprint Nextel Corporation, a global communications company. Mr. Lauer served as President from September 2003 until the Sprint-Nextel merger in August 2005, and as President—Sprint PCS from October 2002 to October 2004 and served as President—Long Distance from September 2000 to October 2002. Mr. Lauer holds a B.S. degree in Managerial Economics from the University of California, San Diego.

Stratton D. Sclavos has served as President and Chief Executive Officer and as a director of VeriSign since he joined VeriSign in July 1995. In December 2001, he was named Chairman of the Board of Directors. From October 1993 to June 1995, he was Vice President, Worldwide Marketing and Sales of Taligent, Inc., a software development company that was a joint venture among Apple Computer, Inc., IBM and Hewlett-Packard. From May 1992 to September 1993, Mr. Sclavos was Vice President of Worldwide Sales and Business Development of GO Corporation, a pen-based computer company. Prior to that time, he served in various sales and marketing capacities for MIPS Computer Systems, Inc. and Megatest Corporation. Mr. Sclavos serves as a director of Juniper Networks, Inc., Intuit, Inc. and salesforce.com, inc. Mr. Sclavos holds a B.S. degree in Electrical and Computer Engineering from the University of California at Davis.

Board and Committee Meetings

The Board of Directors met five times and its committees collectively met fourteen times during 2005. No Director during the last fiscal year attended fewer than 75% of the aggregate of (i) the total number of meetings held by the Board of Directors and (ii) the total number of meetings held by all committees on which he or she served during 2005. The Board of Directors has affirmatively determined that each director who serves on each of its committees is independent, as the term is defined by rules of The Nasdaq Stock Market and the Securities and Exchange Commission (“SEC”). The Board of Directors has appointed William A. Roper, Jr. as its Lead Independent Director. As the Lead Independent Director, Mr. Roper may schedule and conduct separate meetings of the independent directors and perform other similar duties.

Audit Committee

The Board of Directors has established an audit committee that has responsibility for oversight of our financial, accounting and reporting processes and our compliance with legal and regulatory requirements, the appointment, termination, compensation and oversight of our independent auditors, including conducting a review of their independence, reviewing and approving the planned scope of our annual audit, overseeing the independent auditors’ audit work, reviewing and pre-approving any non-audit services that may be performed by the independent auditors, reviewing with management and our independent auditors the adequacy of our internal financial controls, and reviewing our critical accounting policies and the application of accounting principles. See “Report of the Audit Committee” contained elsewhere in this proxy statement. The audit committee is currently comprised of Messrs. Chenevich, Mueller and Roper. Each member of the audit committee meets the independence criteria of The Nasdaq Stock Market and the SEC. Each audit committee member meets The Nasdaq Stock Market’s financial knowledge requirements, and the Board of Directors has further determined that Mr. Roper is (i) an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K of the Securities Exchange Act of 1934 and (ii) “financially sophisticated” as such term is defined in Rule 4350(d)(2)(A) of The Nasdaq Stock Market. The audit committee operates pursuant to a written charter adopted by the Board of Directors, which complies with the applicable provisions of the Sarbanes-Oxley Act of 2002 and related rules of the SEC and The Nasdaq Stock Market. A copy of the audit committee charter is located on our website at http://www.verisign.com/verisign-inc/vrsn-investors/Corporate_Governance/index.html. The audit committee met eight times during 2005.

Compensation Committee

The Board of Directors has established a compensation committee to review the compensation and benefits for our executive officers, including the chief executive officer. The compensation committee also administers our stock purchase, equity incentive and stock option plans, makes grants to executive officers under such plans and makes recommendations to the Board of Directors regarding such matters. The compensation committee’s charter is located on our website at http://www.verisign.com/verisign-inc/vrsn-investors/Corporate_Governance/index.html. The compensation committee is currently comprised of Messrs. Lauer, Reyes and Simpson, each of whom is an “independent director” under the rules of The Nasdaq Stock Market, and an “outside director” pursuant to Section 162(m) of the Internal Revenue Code. The compensation committee met five times during 2005.

Nominating and Corporate Governance Committee

The Board of Directors has established a nominating and corporate governance committee to recruit, evaluate, and nominate candidates for appointment or election to serve as members of the Board of Directors, recommend nominees for committees of the Board of Directors, recommend corporate governance policies and periodically review and assess the adequacy of these policies, and review annually the performance of the Board of Directors. The nominating and corporate governance committee is currently comprised of Messrs. Bidzos, Kriens and Roper, each of whom is an “independent director” under the rules of The Nasdaq Stock Market. The nominating and corporate governance committee’s charter is located on our website at http://www.verisign.com/verisign-inc/vrsn-investors/Corporate_Governance/index.html. The nominating and corporate governance committee met one time during 2005.

In carrying out its function to nominate candidates for election to the Board of Directors, the nominating and corporate governance committee considers the performance and qualifications of each potential nominee or candidate, not only for their individual strengths but also for their contribution to the Board of Directors as a group.

The nominating and corporate governance committee considers candidates for director nominees proposed by directors, the chief executive officer and stockholders. The nominating and corporate governance committee may also from time to time retain one or more third-party search firms to identify suitable candidates. We engaged a third party to assist us in our search for candidates to fill openings on the Board of Directors, which resulted in the appointments of Michelle Guthrie and Louis A. Simpson to the Board of Directors.

If you would like the nominating and corporate governance committee to consider a prospective candidate, in accordance with our Bylaws, please submit the candidate’s name and qualifications to: James M. Ulam, Secretary, VeriSign, Inc., 487 East Middlefield Road, Mountain View, California 94043-4047.

The nominating and corporate governance committee will consider all candidates identified through the processes described above, and will evaluate each of them, including incumbents and candidates nominated by stockholders, based on the same criteria.

Communicating with the Board of Directors

Any stockholder who desires to contact the Board of Directors may do so electronically by sending an e-mail to the following address: bod@verisign.com. Alternatively, a stockholder may contact the Board of Directors by writing to: Board of Directors, VeriSign, Inc., 487 East Middlefield Road, Mountain View, California 94043, Attention: Secretary. Communications received electronically or in writing are distributed to the Lead Independent Director or the other members of the Board of Directors, as appropriate, depending on the facts and circumstances outlined in the communication received.

Attendance at Annual Meeting

Although we do not have a formal policy regarding attendance by members of the Board of Directors at our annual meeting of the stockholders, we encourage directors to attend. Our Chairman and Chief Executive Officer, Stratton Sclavos, attended our 2005 Annual Meeting of Stockholders.

Director Compensation

Beginning October 1, 2005, directors who are not employees of VeriSign (or any parent, subsidiary or affiliate of VeriSign) receive cash compensation as follows:

•	Each director receives an annual retainer of $37,500.

•	Directors who serve on the compensation or audit committees receive an additional annual retainer of $20,000. Directors who serve on committees other than the compensation or audit committees receive an additional annual retainer of $10,000.

•	Compensation and audit committee chairpersons receive an additional annual retainer of $10,000. The additional annual retainer for chairperson positions on committees other than the compensation or audit committees is $5,000.

•	The Lead Independent Director receives $10,000 per quarter.

•	No meeting fees are paid for director attendance at the five scheduled Board meetings per year. For each special meeting of the Board called pursuant to proper notice, in person or by telephone, beyond the five scheduled Board meetings per year, each director receives a meeting fee of $2,000. No meeting fees are paid for any special committee meetings.

Each member of the Board of Directors is eligible to receive stock options under VeriSign’s stock option plans. For 2005, directors who are not employees of VeriSign (or any parent, subsidiary or affiliate of VeriSign) were eligible to participate in the 1998 Directors Stock Option Plan (the “Directors Plan”). The option grants under the Directors Plan are automatic and nondiscretionary, and the exercise price of the options is 100% of the fair market value of the common stock on the date of grant. Under the Directors Plan, each new director who is eligible to participate will initially be granted an option to purchase 25,000 shares on the date such director first becomes a member of the Board of Directors. These grants are referred to as “Initial Grants.” Currently, on each anniversary of the Initial Grant (or most recent grant if such director did not receive an Initial Grant), each eligible director will automatically be granted an additional option to purchase 12,500 shares so long as such director has served continuously as a member of the Board of Directors since the date of the Initial Grant (or most recent grant if such director did not receive an Initial Grant). All options granted under the Directors Plan will vest as to 6.25% of the shares each quarter after the date of grant, provided the optionee continues as a director or, if VeriSign so specifies in the grant, as a consultant of VeriSign. In 2005, VeriSign granted under the Directors Plan to Messrs. Bidzos, Chenevich, Kriens, Lauer, Moore, Reyes, and Roper each options to purchase 12,500 shares of its common stock with a weighted average exercise price of $26.74 per share, and to Ms. Guthrie and Messrs. Mueller and Simpson each options to purchase 25,000 shares of its common stock with an exercise price of $27.52 per share. On December 29, 2005, the Board of Directors approved the acceleration of vesting of all unvested stock options with an exercise price per share in excess of $24.99 that were previously granted under our stock option plans and outstanding on December 29, 2005. The options accelerated included options previously granted to executive officers and directors. The acceleration was accompanied by restrictions imposed on any shares purchased through the exercise of accelerated options. Those restrictions will prevent the sale of any such shares prior to the date such shares would have originally vested had the optionee been employed on such date (whether or not the optionee is actually an employee at that time).

For 2006, upon approval of the 2006 Equity Incentive Plan, the Directors Plan will be terminated and all director equity awards will be discretionary under the 2006 Equity Incentive Plan.

Compensation Committee Interlocks and Insider Participation

All members of the compensation committee during 2005 were independent directors, and none of them were employees or former employees of VeriSign. No executive officer of VeriSign has served on the compensation committee of the board of directors of any other entity that has or has had one or more executive officers who served as a member of the Board of Directors or the compensation committee of VeriSign during the 2005 fiscal year. Mr. Sclavos, President, Chief Executive Officer and Chairman of the Board of Directors of VeriSign, served on the board of directors of Juniper Networks during the 2005 fiscal year. Mr. Kriens, a member of the Board of Directors of VeriSign, is Chief Executive Officer and Chairman of the board of directors of Juniper Networks.

The Board of Directors Recommends a Vote “FOR” the Election of Each of the Nominated Directors.

PROPOSAL NO. 2

APPROVAL OF THE 2006 EQUITY INCENTIVE PLAN

We are asking stockholders to approve the VeriSign 2006 Equity Incentive Plan (the “2006 Plan”), which was approved by the Board of Directors on February 13, 2006. If approved by stockholders, the 2006 Plan will replace our 1998 Directors Stock Option Plan, 1998 Equity Incentive Plan, and 2001 Stock Incentive Plan (collectively “Prior Plans”) before their expiration and will become VeriSign’s only plan for providing stock-based incentive compensation to both our eligible employees and non-employee directors. Our 1998 Employee Stock Purchase Plan will remain in effect. If stockholders do not approve the 2006 Plan, the Prior Plans will remain in effect. We firmly believe that a broad-based equity program is a necessary and powerful employee incentive and retention tool that benefits all of VeriSign’s stockholders. The following summary of certain major features of the 2006 Plan is qualified in its entirety by reference to the full text of the 2006 Plan, which is attached to this Proxy Statement as Appendix A.

Approval of the 2006 Plan is intended to enable VeriSign to achieve the following objectives:

1. The continued ability of VeriSign to offer stock-based incentive compensation to substantially all of our eligible employees and non-employee directors, while maintaining a low annual rate of dilution relative to our peers. We are requesting approval of 27,000,000 shares for the 2006 Plan.

2. The ability to utilize various equity awards, including stock options, restricted stock awards, restricted stock units, stock appreciation rights and stock bonus awards, as deemed appropriate by the compensation committee and management. The various awards available under the 2006 Plan will give VeriSign greater flexibility to respond to market-competitive changes in equity compensation practices. Stock options priced at the full fair market value of VeriSign common stock on the date of grant are currently our main form of equity compensation to our broad-based employee population and non-employee directors.

3. The reduction of VeriSign’s total stock overhang. Overhang is the total number of shares related to options and other equity awards granted but not yet exercised, plus shares available for grant, divided by the total number of shares outstanding. The 2006 Plan gives VeriSign the flexibility to grant restricted stock, restricted stock units and bonus stock, which would result in less overall total stock overhang because fewer shares would be granted upon settlement of the award (when compared to a stock option or a stock appreciation right).

The Importance of Stock Compensation at VeriSign

The use of stock options has long been a vital component of VeriSign’s overall compensation philosophy, which is based on the principle that long-term incentive compensation should be closely aligned with stockholders’ interests. Over the years, we believe that we have been successful in achieving this objective through the use of a broad-based stock option program. Stock options align employees’ interests directly with those of other stockholders because an increase in stock price after the date of award is necessary for employees to realize any value.

Additionally, without stock options or another form of equity compensation, VeriSign would be forced to consider cash alternatives to provide a market-competitive total compensation package. These cash replacement alternatives would, among other things, potentially reduce the cash available for investment in innovation and technology.

Plan Term

The 2006 Plan will have a term of ten years, meaning that awards may be granted under the 2006 Plan to eligible participants beginning on May 27, 2006 and continuing until May 26, 2016.

Eligible Participants

Employees of VeriSign and its subsidiaries, non-employee directors of VeriSign and its consultants, independent contractors and advisors are eligible to receive awards under the 2006 Plan. As of the record date, there were approximately 4,400 employees and ten non-employee directors who would be eligible to participate in the 2006 Plan.

Shares Authorized

27,000,000 shares are authorized and reserved for issuance under the 2006 Plan, subject to adjustment only to reflect stock splits and similar events. In addition, shares which cease to be subject to an option or stock appreciation right granted under the 2006 Plan for any reason other than exercise of the option or stock appreciation right or which are subject to other awards granted under the 2006 Plan that are forfeited or are repurchased by the Company at the original issue price or otherwise terminate without such shares being issued will again be available for grant and issuance in connection with subsequent awards under the 2006 Plan.

Determining the Number of Shares Available for Grant

The aggregate number of shares granted pursuant to “full value” awards (meaning awards other than a stock option or a stock appreciation right) shall not exceed forty percent (40%) of the total number of shares reserved under the 2006 Plan. Stock appreciation rights to be settled in shares of VeriSign’s common stock shall be counted in full against the number of shares available for award under the 2006 Plan, regardless of the number of shares ultimately issued upon settlement of the stock appreciation right.

Administration

VeriSign’s compensation committee will administer the 2006 Plan and may delegate to a committee of one or more members of VeriSign’s Board of Directors or VeriSign officers the ability to grant awards and take certain other actions with respect to participants who are not executive officers or non-employee directors. The applicable committee will select the individuals who receive awards, determine the number of shares covered by awards and, subject to the terms and limitations expressly set forth in the 2006 Plan, establish the terms, conditions and other provisions of any awards granted under the 2006 Plan. The compensation committee may interpret the 2006 Plan and establish, amend and rescind any rules relating to the 2006 Plan.

Award Types

The following awards may be granted under the 2006 Plan:

(1) Non-qualified and incentive stock options

(2) Restricted stock awards

(3) Restricted stock units

(4) Stock bonus awards

(5) Stock appreciation rights

(6) Performance Shares

Vesting

The vesting of awards will be determined by the committee, provided that the vesting of awards granted to executive officers and directors will be determined by the compensation committee. Options and stock appreciation rights will generally vest over four years (25% cliff vesting after one year and, thereafter, 6.25% vest quarterly until fully vested). Restricted stock awards generally vest on the second anniversary of issuance, after which two-thirds of such shares may be sold or otherwise transferred and the remaining one-third of the shares may be sold or otherwise transferred on or after the third anniversary of the issuance. Restricted stock units will generally vest over four years as follows: 10% on the first anniversary of the date of grant, 20% on the second anniversary of the date of grant, 30% on the third anniversary of the date of grant, and 40% on the fourth anniversary of the date of grant.

Exercise Price

The exercise price of stock options or stock appreciation rights granted under the 2006 Plan may not be less than 100% of the closing price of VeriSign stock on the day of grant. In the event a grant is made on a day when the Nasdaq National Market (or other applicable principal national securities exchange on which VeriSign’s common stock is traded) is closed, the fair market value will be determined as of the next trading day. On December 31, 2005, the last sale price of VeriSign’s common stock was $21.90 per share as reported by the NASDAQ National Market.

Repricing Prohibited

Repricing or reducing the exercise price of a stock option or stock appreciation right or issuance of new stock options or stock appreciation rights having a lower exercise price in substitution for cancelled stock options or stock appreciation rights is prohibited without stockholder approval.

Non-Employee Director Awards

The 2006 Plan provides for discretionary awards (including stock options, restricted stock awards, restricted stock units, stock bonus awards, stock appreciation rights and performance shares) to non-employee directors as determined by the compensation committee. Discretionary awards to non-employee directors will vest and be exercisable as determined by the compensation committee.

In the event of a corporate transaction, such as a dissolution or liquidation, merger or sale of substantially all of VeriSign’s assets, all awards granted to non-employee directors will become fully vested and exercisable.

Terms Applicable to Stock Options and Stock Appreciation Rights

The exercise price of stock options and stock appreciation rights granted under the 2006 Plan may not be less than 100% of the closing price of VeriSign stock on the day of grant. On December 31, 2005, the market value of our stock was $21.90 per share. Stock options and stock appreciation rights will have a term no longer than ten years. Subject to the limitations of the 2006 Plan, the committee will determine the terms and conditions applicable to awards of stock options and stock appreciation rights, including with regard to vesting and exercisability, which may be based on, among other things, continued employment with VeriSign, the passage of time, or such performance criteria and the level of achievement versus such criteria as the committee deems appropriate.

Terms Applicable to Restricted Stock Awards, Restricted Stock Unit Awards, Stock Bonus Awards and Performance Shares

Subject to the limitations of the 2006 Plan, the committee will determine the terms and conditions applicable to awards of restricted stock, restricted stock units, stock bonuses and performance shares, including with regard to any restrictions or vesting, which may be based on, among other things, continued employment with VeriSign, the passage of time, or such performance criteria and the level of achievement versus such criteria as the committee deems appropriate.

Eligibility Under Section 162(m)

Section 162(m) of the U.S. Internal Revenue Code permits performance-based compensation meeting the requirements established by the U.S. Internal Revenue Service to be excluded from the limitation on deductibility of compensation in excess of $1 million paid to certain specified senior executives. In order to meet the requirements of Section 162(m), the 2006 Plan limits awards to individual participants as follows: No person may receive more than 1,500,000 shares issuable as awards in any fiscal year, other than new employees, who may receive up to a maximum of 3,000,000 shares issuable as awards granted in the fiscal year in which they first commence employment. The foregoing limits are greater than the number of shares subject to awards that VeriSign has granted to any individual in the past. We do not currently intend to significantly increase our equity awards to executive officers.

Awards may, but need not, include performance criteria that satisfy Section 162(m). To the extent that awards are intended to qualify as “performance-based compensation” under Section 162(m), the performance criteria will be one of the following criteria, either individually, alternatively or in any combination, applied to either the company as a whole or to a business unit or subsidiary, either individually, alternatively, or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the compensation committee in the award:

•	Net revenue and/or net revenue growth;

•	Earnings per share and/or earnings per share growth;

•	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

•	Operating income and/or operating income growth;

•	Net income and/or net income growth;

•	Total stockholder return and/or total stockholder return growth;

•	Return on equity;

•	Operating cash flow return on income;

•	Adjusted operating cash flow return on income;

•	Economic value added;

•	Individual business objectives; and

•	Company specific operational metrics.

To the extent that an award under the 2006 Plan is designated as a “performance award,” but is not intended to qualify as performance-based compensation under Section 162(m), the performance criteria can include the achievement of strategic objectives as determined by the compensation committee.

Notwithstanding satisfaction of any performance criteria described above, to the extent specified at the time of grant of an award, the number of shares of common stock, stock options or other benefits granted, issued, retainable and/or vested under an award on account of satisfaction of performance criteria may be reduced by the compensation committee on the basis of such further considerations as the compensation committee in its sole discretion determines.

Transferability

The committee has the discretion to permit a recipient of a non-qualified stock option to transfer his or her award pursuant to a permitted transfer (as defined in the 2006 Plan). Without such permission, an award may not be transferred, sold, pledged, assigned, hypothecated or disposed of in any manner other than by will or by the laws of descent and distribution. No award may be made subject to execution, attachment or other similar process.

Amendments

The board may terminate or amend the 2006 Plan, provided that no action may be taken by the board (except those described in “Adjustments”) without stockholder approval to:

(1) Increase the number of shares that may be issued under the 2006 Plan;

(2) Permit the repricing of outstanding stock options or stock appreciation rights under the 2006 Plan;

(3) Extend the term of the 2006 Plan;

(4) Expand the class of persons eligible to participate in the 2006 Plan; or

(5) Otherwise implement any amendment to the 2006 Plan required to be approved by stockholders under NASDAQ rules.

Adjustments

In the event of a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or any similar event affecting VeriSign’s common stock, the committee shall adjust the number and class of shares available for grant under the 2006 Plan, the annual limitations on the number of shares an individual is permitted to receive under the 2006 Plan, and subject to the various limitations set forth in the 2006 Plan, the number and class of shares subject to outstanding awards under the 2006 Plan, and the exercise or settlement price of outstanding stock options and of other awards.

Corporate Transactions

In the event of a corporate transaction, such as a dissolution or liquidation, merger or sale of substantially all of VeriSign’s assets, any or all outstanding awards may be assumed, converted or replaced by a successor corporation, which assumption, conversion or replacement shall be binding on all award recipients. In the alternative, a successor corporation may substitute equivalent awards or provide substantially similar consideration to award recipients as was provided to VeriSign’s stockholders (after taking into account the existing provisions of outstanding awards). The successor corporation may also issue, in place of outstanding shares of VeriSign held by award recipients, substantially similar shares or other property subject to repurchase restrictions no less favorable to such award recipient. In the event such successor corporation, if any, refuses to assume or replace the awards outstanding under the 2006 Plan pursuant to a corporate transaction or if there is no successor corporation due to a dissolution or liquidation of the company, outstanding awards shall expire on such transaction at such time and on such conditions as the committee will determine, provided, however, that the committee may, in its sole discretion, provide that the vesting of any or all awards will instead accelerate in the event of such corporate transaction, in which case such awards will become vested and exercisable in full prior to the consummation of such event at such time and on such conditions as the committee determines, and if such awards are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the committee.

In the event of a corporate transaction described above, the vesting of all awards granted to outside directors under the 2006 Plan will become fully vested and exercisable and must be exercised, if at all, within six months following such transaction.

Federal Income Tax Consequences

The following summary constitutes a brief overview of the principal U.S. Federal income tax consequences relating to awards that may be granted under the 2006 Plan based upon current tax laws. This summary is not intended to be exhaustive and does not describe state, local, or foreign tax consequences.

Non-Qualified Stock Options

Non-qualified stock options do not qualify for any special tax benefits to the optionee. An optionee will not recognize any taxable income at the time he or she is granted a non-qualified option. Upon exercise of the stock option, the optionee will generally recognize compensation income for federal tax purposes measured by the excess, if any, of the then fair market value of the shares at the time of exercise over the exercise price. VeriSign is generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant in connection with such exercise. The employee’s basis in the option stock will be increased by the amount of the compensation income recognized. Upon the sale of the shares issued upon exercise of a non-qualified stock option, any further gain or loss recognized will be treated as capital gain or loss and will be treated as short-term capital gain or loss if the shares have been held for less than one year.

Incentive Stock Options

The Code provides optionees with favorable federal income tax treatment of stock options that qualify as incentive stock options. If a stock option is treated as an incentive stock option, the optionee will recognize no income upon grant of the stock option, and will recognize no income upon exercise of the stock option unless the alternative minimum tax rules apply. VeriSign would not be allowed a deduction for federal tax purposes in connection with the exercise of an incentive stock option.

Upon the sale of the shares issued upon exercise of an incentive stock option occurring at least two years after the grant of the stock option and one year after exercise of the stock option, referred to as the “statutory holding periods,” any gain will be taxable to the optionee as long-term capital gain. If the statutory holding periods are not satisfied (i.e., the optionee makes a “disqualifying disposition”), the optionee will recognize compensation income equal to the excess, if any, of the lower of (1) the fair market value of the stock at the date of the stock option exercise, or (2) the sale price of the stock, over the option price. VeriSign is generally entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant in connection with such sale or disposition. The employee’s basis of the stock issued upon exercise of the option, referred to as the “option stock,” will be increased by the amount of the compensation income recognized. Any further gain or loss recognized on a disqualifying disposition of the shares will be characterized as capital gain or loss. Different rules may apply if shares are purchased by an optionee who is subject to Section 16(b) of the Exchange Act, and the optionee subsequently disposes of such shares prior to the expiration of the statutory holding periods.

Stock Appreciation Rights

A grant of a stock appreciation right has no federal income tax consequences at the time of grant. Upon the exercise of stock appreciation rights, the value of the shares or other consideration received is generally taxable to the recipient as ordinary income, and VeriSign generally will be entitled to a corresponding tax deduction.

Restricted Stock

A participant receiving restricted stock may be taxed in one of two ways: the participant (i) pays tax when the restrictions lapse (i.e., they become vested) or (ii) makes a special election to pay tax in the year the grant is made. At either time the value of the award for tax purposes is the excess of the fair market value of the shares at that time over the amount (if any) paid for the shares. This value is taxed as ordinary income and is subject to income tax withholding. VeriSign receives a tax deduction at the same time and for the same amount taxable to the participant. If a participant elects to be taxed at grant, then, when the restrictions lapse, there will be no further tax consequences attributable to the awarded stock until the recipient sells or otherwise disposes of the stock.

Restricted Stock Units or Performance Shares

In general, no taxable income is realized upon the grant of a restricted stock unit award or an award of performance shares. The participant will generally include in ordinary income the fair market value of the award of stock at the time shares of stock are delivered to the participant or at the time the restricted stock unit or performance shares vest. VeriSign generally will be entitled to a tax deduction at the time and in the amount that the participant recognizes ordinary income.

Stock Bonus Awards

The participant will not realize income when a stock bonus award is granted, but will realize ordinary income when shares are transferred to him or her. The amount of such income will be equal to the fair market value of such transferred shares on the date of transfer. VeriSign will be entitled to a deduction for federal income tax purposes at the same time and in the same amount as the participant is considered to have realized ordinary income as a result of the transfer of shares.

The Board of Directors Recommends a Vote “FOR” Approval of the VeriSign 2006 Equity Incentive Plan.

PROPOSAL NO. 3

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board of Directors has selected KPMG LLP as our independent registered public accounting firm to perform the audit of our financial statements for the year ending December 31, 2006, and our stockholders are being asked to ratify this selection. Representatives of KPMG LLP, expected to be present at the Meeting, will have the opportunity to make a statement at the Meeting if they desire to do so and are expected to be available to respond to appropriate questions.

The Board of Directors Recommends a Vote “FOR” the Ratification of the Selection of KPMG LLP as VeriSign’s Independent Registered Public Accounting Firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 28, 2006 by:

•	each stockholder who is known to own beneficially more than 5% of our common stock;

•	each director;

•	each of the Named Executive Officers (see the “Summary Compensation Table” in this proxy statement); and

•	all directors and executive officers as a group.

The percentage ownership is based on 244,573,978 shares of common stock outstanding at February 28, 2006. Shares of common stock that are subject to options currently exercisable or exercisable within 60 days of February 28, 2006 are deemed outstanding for the purpose of computing the percentage ownership of the person holding such options but are not deemed outstanding for computing the percentage ownership of any other person. Unless otherwise indicated in the footnotes following the table, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
T. Rowe Price Associates, Inc.(1)	15,940,870	6.52%
Stratton D. Sclavos(2)	4,510,084	1.84
Dana L. Evan(3)	998,599	*
Judy Lin(4)	743,766	*
Robert J. Korzeniewski(5)	675,307	*
Vernon L. Irvin(6)	354,514	*
Quentin P. Gallivan(7)	150,431	*
Scott G. Kriens(8)	147,968	*
D. James Bidzos(9)	128,282	*
William L. Chenevich(10)	88,594	*
Louis A. Simpson(11)	75,000	*
Gregory L. Reyes(12)	65,625	*
Roger H. Moore(13)	53,616	*
William A. Roper, Jr.(14)	37,344	*
Edward A. Mueller(15)	26,000	*
Len J. Lauer(16)	15,625	*
Michelle Guthrie(17)	1,563	*
All current executive officers and directors as a group (18 persons)(18)	8,812,584	3.60

*	Less than 1% of VeriSign’s outstanding common stock.

(1)	Based on Schedule 13G filed on February 13, 2006 with the SEC by T. Rowe Price Associates, Inc., with respect to beneficial ownership of 15,940,870 shares. According to that Schedule 13G, T. Rowe Price Associates, Inc. has sole voting power over 2,356,717 of these shares and sole dispositive power over 15,940,870 of these shares. The address of T. Rowe Price Associates, Inc. is 100 East Pratt Street; Baltimore, Maryland 21202.

(2)

Includes 85,600 shares held by Eladha Partners, LP under which Stratton D. Sclavos and his spouse are limited partners with an ownership interest of 98%. Includes 18,333 shares held by Sclavos Family Partners, LP under which Mr. Sclavos and his spouse are limited partners with an ownership interest of 50% and Mr. Sclavos’ children are limited partners with a 48% ownership interest. Includes 291,009 shares held by the Sclavos 1990 Revocable Trust under which Mr. Sclavos and his spouse are co-trustees. Includes 12,205 shares held by the Sclavos Family Foundation under which Mr. Sclavos is the beneficial owner. Also includes 2,844,198 shares subject to options held by Mr. Sclavos, and 1,225,000 shares subject to options held by Boutari Ventures, LLC, that are exercisable within 60 days of February 28, 2006. Mr. Sclavos and his spouse are co-managers of Boutari Ventures, LLC. Mr. Sclavos is President, Chief Executive Officer and Chairman of the Board of Directors.

(3)	Includes 15,742 shares held by TDC&R Investments LP under which Dana L. Evan and her spouse are 1% general partners and Ms. Evan’s children are limited partners with an ownership interest of 99%. Includes 56,816 shares held by the Evan 1991 Living Trust under which Ms. Evan and her spouse are co-trustees. Includes 919,459 shares subject to options held by Ms. Evan that are exercisable within 60 days of February 28, 2006. Ms. Evan is the Executive Vice President, Finance and Administration and Chief Financial Officer.

(4)	Includes 654,750 shares subject to options held by Judy Lin that are exercisable within 60 days of February 28, 2006. Ms. Lin is Executive Vice President and General Manager, Security Services.

(5)	Includes 597,813 shares subject to options held by Robert J. Korzeniewski that are exercisable within 60 days of February 28, 2006. Mr. Korzeniewski is Executive Vice President, Corporate and Business Development.

(6)	Includes 344,125 shares subject to options held by Vernon L. Irvin that are exercisable within 60 days of February 28, 2006. Mr. Irvin is Executive Vice President and General Manager, Communications Services.

(7)	Mr. Gallivan resigned from the Company on November 25, 2005.

(8)	Includes 80,000 shares held by the Kriens 1996 Trust U/T/A October 29, 1996, over which Mr. Kriens and his spouse exercise investment and voting control. Includes 67,968 shares subject to options held by Mr. Kriens that are exercisable within 60 days of February 28, 2006.

(9)	Includes 74,532 shares subject to options held by D. James Bidzos that are exercisable within 60 days of February 28, 2006.

(10)	Includes 83,907 shares subject to options held by William L. Chenevich that are exercisable within 60 days of February 28, 2006.

(11)	Includes 25,000 shares subject to options held by Louis A. Simpson that are exercisable within 60 days of February 28, 2006. Mr. Simpson was appointed to the Board of Directors on May 31, 2005.

(12)	Includes 65,625 shares subject to options held by Gregory L. Reyes that are exercisable within 60 days of February 28, 2006.

(13)	Includes 53,125 shares subject to options held by Roger H. Moore that are exercisable within 60 days of February 28, 2006.

(14)	Includes 10,000 shares held by the FMT CO Cust IRA Rollover FBO William A. Roper, Jr., of which Mr. Roper has sole beneficial ownership. Includes 27,344 shares subject to options held by William A. Roper, Jr. that are exercisable within 60 days of February 28, 2006.

(15)	Includes 1,000 shares held by the Fidelity Management Trust Company FBO Edward A. Mueller IRA, of which Mr. Mueller has sole beneficial ownership. Includes 25,000 shares subject to options held by Edward A. Mueller that are exercisable within 60 days of February 28, 2006. Mr. Mueller was appointed to the Board of Directors on March 21, 2005.

(16)	Includes 15,625 shares subject to options held by Len J. Lauer that are exercisable within 60 days of February 28, 2006.

(17)	Includes 1,563 shares subject to options held by Michelle Guthrie that are exercisable within 60 days of February 28, 2006. Ms. Guthrie was appointed to the Board of Directors on December 13, 2005.

(18)	Includes the shares described in footnotes (2)-(6) and (8)-(17) and 890,697 shares beneficially held by three additional executive officers, of which 875,477 shares are subject to options held that are exercisable within 60 days of February 28, 2006.

EXECUTIVE COMPENSATION

The following table sets forth certain summary information concerning the compensation awarded to, earned by, or paid for services rendered to us in all capacities during 2005, 2004, and 2003 by our chief executive officer, the four most highly compensated executive officers, other than the chief executive officer, who were serving as executive officers at the end of 2005, as well as one individual who would have been among the four most highly compensated executive officers for 2005 but for the fact that the individual was not serving as an executive officer at the end of 2005. These officers are referred to together in this proxy statement as the Named Executive Officers.

SUMMARY COMPENSATION TABLE

	Fiscal Year End	Annual Compensation		Long Term Compensation Awards			All Other Compensation(4)
Name and Principal Position		Salary(1)(2)	Bonus(3)	Restricted Stock Award(s)		Securities Underlying Options SARs
Stratton D. Sclavos President, Chief Executive Officer and Chairman of the Board	2005 2004 2003	$842,308 742,308 626,923	$1,160,027 1,050,000 682,525	$2,017,560 4,172,500 —	(5) (6)	385,300 650,000 690,717	$7,217 7,075 5,635

Vernon L. Irvin Executive Vice Vice President and General Manager, Communications Services	2005 2004 2003	$403,846 367,692 176,346	$296,000 370,000 456,000	$316,800 — 128,790	(7)(8) (9)	108,000 180,000 150,000	$6,919 61,668 —	(10)

Dana L. Evan Executive Vice President, Finance and Administration and Chief Financial Officer	2005 2004 2003	$395,385 367,692 331,315	$288,000 320,000 260,000	$316,800 — 386,370	(7)(11) (12)	108,000 135,000 80,000	$7,442 7,114 5,894

Robert J. Korzeniewski Executive Vice President, Corporate and Business Development	2005 2004 2003	$346,154 323,331 309,322	$252,000 275,000 250,000	$264,000 — 386,370	(7)(13) (14)	90,000 112,500 80,000	$7,202 6,490 3,751

Judy Lin Executive Executive Vice President and General Manager, Security Services	2005 2004 2003	$321,154 297,692 276,110	$235,000 260,000 225,000	$264,000 — 128,790	(7)(15) (16)	90,000 112,500 55,000	$5,100 4,655 3,175

Quentin P. Gallivan(17) Former Executive Vice President, Worldwide Sales and Marketing	2005 2004 2003	$334,508 323,504 296,655	$336,208 283,200 190,828	$237,600 — 386,370	(7)(18) (19)	81,000 112,500 80,000	$4,044 3,960 2,983

(1)	Includes, where applicable, amounts electively deferred by each Named Executive Officer under our 401(k) Plan.

(2)	In accordance with SEC rules, the compensation described in this table does not include medical, group life insurance or other benefits received by the Named Executive Officers which are available generally to all salaried employees, and certain perquisites and other personal benefits received by the Named Executive Officers that do not exceed the lesser of $50,000 or 10% of any such officer’s salary and bonus disclosed in this table.

(3)	Bonus amounts shown are for services performed during the year indicated, but are paid in the first quarter of the following year, except with respect to Mr. Gallivan who received his bonus payments in the year indicated.

(4)	The amounts, except as otherwise noted, are for term life insurance premiums and matching contributions made under our 401(k) plan as follows:

ALL OTHER COMPENSATION

Name	Year	Term Life Insurance Premiums	Company 401(k) Contributions	Total All Other Compensation
Stratton D. Sclavos	2005 2004 2003	$917 836 —	$6,300 6,239 5,635	$7,217 7,075 5,635

Vernon L. Irvin	2005 2004 2003	915 815 —	6,004 3,415 —	6,919 61,668 —	(10)

Dana L. Evan	2005 2004 2003	1,142 1,008 —	6,300 6,106 5,894	7,442 7,114 5,894

Robert J. Korzeniewski	2005 2004 2003	1,452 1,188 —	5,750 5,302 3,751	7,202 6,490 3,751

Judy Lin	2005 2004 2003	696 582 —	4,404 4,073 3,175	5,100 4,655 3,175

Quentin P. Gallivan	2005 2004 2003	1,123 1,145 —	2,921 2,815 2,983	4,044 3,960 2,983

(5)	On November 1, 2005, we issued 86,000 restricted stock units to Mr. Sclavos. The restricted stock units vest over a four-year period as follows: 10% on the first anniversary of the date of grant, 20% on the second anniversary of the date of grant, 30% on the third anniversary of the date of grant, and 40% on the fourth anniversary of the date of grant. As of December 31, 2005, the market value of the restricted stock units was $1,883,400.

(6)	On December 17, 2004, we issued 125,000 restricted stock units to Mr. Sclavos. 25,000 restricted stock units vest over a four-year period as follows: 25% vest on the first anniversary of the date of grant (one-year cliff), and, thereafter, 6.25% of the units vest quarterly until fully vested. 100,000 restricted stock units vest over four-years as described in note 5. As of December 31, 2005, the market value of the restricted stock units was $2,737,500.

(7)	On August 2, 2005, we issued a total of 125,000 restricted stock units to certain of our executive officers. On August 11, 2003, we issued a total of 150,000 restricted shares to certain of our executive officers. The value of the restricted stock units and the restricted stock as shown in the accompanying table is based on the closing price per share of our common stock on the Nasdaq National Market on the date of grant. The restricted stock units vest over a four-year period as described in note 5. The restricted stock awards vested on August 11, 2005.

(8)	As of December 31, 2005, the market value of Mr. Irvin’s 12,000 restricted stock units was $262,800.

(9)	As of December 31, 2005, the market value of the 6,095 formerly restricted shares held by Mr. Irvin was $133,481.

(10)	Includes $57,438 received for country club fees and dues.

(11)	As of December 31, 2005, the market value of Ms. Evan’s 12,000 restricted stock units was $262,800.

(12)	As of December 31, 2005, the market value of the 18,286 formerly restricted shares held by Ms. Evan was $400,463.

(13)	As of December 31, 2005, the market value of Mr. Korzeniewski’s 10,000 restricted stock units was $219,000.

(14)	As of December 31, 2005, the market value of the 19,367 formerly restricted shares held by Mr. Korzeniewski was $424,137.

(15)	As of December 31, 2005, the market value of Ms. Lin’s 10,000 restricted stock units was $219,000.

(16)	As of December 31, 2005, the market value of the 6,095 formerly restricted shares held by Ms. Lin was $133,481.

(17)	Mr. Gallivan resigned from the Company on November 25, 2005.

(18)	Upon his resignation, all restricted stock units held by Mr. Gallivan were forfeited.

(19)	As of December 31, 2005, the market value of the 20,000 formerly restricted shares held by Mr. Gallivan was $438,000.

OPTION/SAR GRANTS IN FISCAL YEAR 2005

The following table sets forth certain information regarding stock options granted to each of the Named Executive Officers during the year ended December 31, 2005. In accordance with SEC rules, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will be dependent on the future performance of our common stock.

	Individual Grants(1)				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Terms(2)
Name	Number of Securities Underlying Options Granted	Percent of Total Options Granted to Employees in Fiscal Year(3)	Exercise Price Per Share	Expiration Date	5%	10%
Stratton D. Sclavos	385,300	3.3396	$23.46	11/01/12	$3,679,836.90	$8,575,584.79
Vernon L. Irvin	108,000	0.9361	$26.40	08/02/12	$1,160,724.73	$2,704,982.20
Dana L. Evan	108,000	0.9361	$26.40	08/02/12	$1,160,724.73	$2,704,982.20
Robert J. Korzeniewski	90,000	0.7801	$26.40	08/02/12	$967,270.60	$2,254,151.83
Judy Lin	90,000	0.7801	$26.40	08/02/12	$967,270.60	$2,254,151.83
Quentin P. Gallivan(4)	81,000	0.7021	$26.40	08/02/12	$870,543.54	$2,028,736.65

(1)	All options were granted under the 1998 Equity Incentive Plan and become exercisable with respect to 25% of the shares covered by the option on the first anniversary of the date of grant and with respect to an additional 6.25% of these shares each quarter thereafter. These options have a term of seven years. Upon certain changes in control, the vesting schedule accelerates as to 50% of any shares that are then unvested for officers at the level of senior vice president and above and as to 100% of any shares that are then unvested for the president and chief executive officer.

(2)	Potential realizable values are net of exercise price but before taxes, and are based on the assumption that our common stock appreciates at the annual rate shown, compounded annually, from the date of grant until the expiration of the applicable term. These numbers are calculated based on SEC requirements and do not reflect our projection or estimate of future stock price growth.

(3)	We granted options to purchase 9,890,656 shares of common stock to employees during 2005.

(4)	Mr. Gallivan resigned from the Company on November 25, 2005.

AGGREGATE OPTION/SAR EXERCISES IN FISCAL YEAR 2005 AND

FISCAL YEAR-END OPTION/SAR VALUES

The following table sets forth for each of the Named Executive Officers the shares acquired and the value realized on each exercise of stock options during the year ended December 31, 2005 and the year-end number and value of exercisable and unexercisable options.

Name	Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at 12/31/05(1)		Value of Unexercised In-the-Money Options at 12/31/05(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Stratton D. Sclavos	1,281,697	$14,094,407	3,907,858	843,159	$8,288,009	$2,969,015
Vernon Irvin	25,000	326,240	341,750	56,250	435,913	456,187
Dana L. Evan	45,506	1,035,836	926,021	50,625	1,181,588	426,513
Robert J. Korzeniewski	25,000	448,250	606,875	50,625	886,088	426,513
Judy Lin	25,000	504,375	641,938	36,562	1,822,404	327,646
Quentin P. Gallivan(3)	244,539	3,527,693	503,125	—	—	—

(1)	All options exercised and shown in this table were granted under our 1995 Stock Option Plan, 1997 Stock Option Plan, 1998 Equity Incentive Plan or 2001 Stock Incentive Plan. On December 29, 2005, the Board of Directors approved the acceleration of vesting of all unvested stock options with an exercise price per share in excess of $24.99 that were previously granted under our stock option plans and outstanding on December 29, 2005. The options accelerated included options previously granted to executive officers and directors. The acceleration was accompanied by restrictions imposed on any shares purchased through the exercise of accelerated options. Those restrictions will prevent the sale of any such shares prior to the date such shares would have originally vested had the optionee been employed on such date (whether or not the optionee is actually an employee at that time).

(2)	Based on a value of $21.90, the closing price per share of our common stock on the Nasdaq National Market on December 31, 2005, net of the option exercise price.

(3)	Mr. Gallivan resigned from the Company on November 25, 2005.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information about our common stock that may be issued upon the exercise of options, warrants and rights under all of our existing equity compensation plans as of December 31, 2005.

	Equity Compensation Plan Information
	(A)		(B)	(C)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (A))
Equity compensation plans approved by stockholders	11,382,162		$54.26	20,820,954	(1)
Equity compensation plans not approved by stockholders	22,420,004	(2)(3)	21.38	5,828,195	(2)

Total	33,802,166		$32.45	26,649,149

(1)	Includes 7,321,301 shares available for purchase under the 1998 Employee Stock Purchase Plan (the “Purchase Plan”). The Purchase Plan contains an “evergreen” provision whereby the aggregate number of shares available for issuance increases automatically on January 1 of each year by 1% of our outstanding shares of common stock on each immediately preceding December 31.

(2)	Includes securities to be issued upon exercise of outstanding options under VeriSign’s 2001 Stock Incentive Plan (the “Incentive Plan”). The Incentive Plan contains an “evergreen” provision whereby the aggregate number of shares available for issuance increases automatically on January 1 of each year by 2% of our outstanding shares of common stock on each immediately preceding December 31. The Incentive Plan authorizes the award of non-qualified stock options and restricted stock awards to eligible employees and officers who are not subject to Section 16 reporting requirements, contractors, and consultants. As of December 31, 2005, no restricted stock awards have been made under the Incentive Plan. Options may be granted at an exercise price not less than the fair market value of VeriSign’s common stock on the date of grant. All options are granted at the discretion of the Board or the compensation committee of the Board and have a term not greater than 10 years from the date of grant. Options issued generally vest 25% on the first anniversary date and ratably over the following 12 quarters. All of the shares authorized for issuance under the Incentive Plan are available for issuance pursuant to awards of restricted stock or restricted stock units.

(3)	Does not include options to purchase 1,836,066 shares of common stock with a weighted average exercise price of $14.30 as of December 31, 2005 that were assumed in various business combinations.

Under Items 306 and 402(a)(9) of Regulation S-K promulgated by the SEC, neither the “Report of the Compensation Committee,” the “Report of the Audit Committee” nor the “Stock Price Performance Graph” shall be deemed to be “soliciting material” or to be “ filed” with the SEC for purposes of the Securities Exchange Act of 1934, as amended, nor shall either report or the graph be deemed to be incorporated by reference in any past or future filing by the Company under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

REPORT OF THE COMPENSATION COMMITTEE

Overview

The Compensation Committee of the Board of Directors (the “Committee”) has authority to determine the form and amount of compensation to be paid or awarded to all employees, including executive officers, of the Company, and for administering the Company’s equity incentive plans for all employees. The Committee operates pursuant to a charter (available on our website at http://www.verisign.com/verisign-inc/vrsn-investors/Corporate_Governance/index.html) which further describes the Committee’s duties and responsibilities.

The members of the Committee are Louis A. Simpson, who serves as Committee Chairperson, Len J. Lauer, and Gregory L. Reyes. Each of these persons is a non-employee director within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code, and an “independent director” under the rules of the Nasdaq Stock Market. None of the Committee members has any interlocking relationships as defined by the rules promulgated by the SEC.

The Committee meets at least once a quarter and met five times during 2005.

Compensation Philosophy

VeriSign believes that executive compensation practices should be closely aligned with shareholders’ interests and should be competitive with what other peer companies are offering. The Committee is guided by the following overarching objectives in determining executive compensation:

•	Attracting, retaining and motivating highly qualified executives by maintaining competitive compensation;

•	Establishing a direct link between corporate performance, individual performance and rewards;

•	Providing incentives that motivate executives to generate outstanding corporate results and achieve key business objectives; and

•	Placing a significant portion of each executive’s total compensation package at risk and dependent on VeriSign’s performance and creation of shareholder value.

The Committee has the authority to retain independent compensation experts to assist the Committee with respect to refining and implementing the compensation philosophy and with respect to establishing target compensation levels and in formulating and evaluating the company’s compensation programs. The Committee undertakes an annual study of competitive compensation practices for executive officers. The Committee examines the pay practices of specific peer companies as well as companies within the high-tech industry of similar size. The Committee targets executive salary, bonus and long-term incentive compensation within a certain range above the median indicated by available market data. The Committee believes that providing salaries, bonuses and long-term equity incentives at these levels is necessary in order to effectively attract, retain and motivate talented executives.

Base Salary

The Committee examines the competitive positioning of executive officer base salaries compared to the available market data and determines the adjustments that should be made to the Chief Executive Officer’s base salary based on the market data, the Chief Executive Officer’s performance and contributions to the Company over the prior twelve months. In February 2006, the Committee determined the base salary level for fiscal 2006 for the Chief Executive Officer. The Committee also annually reviews decisions respecting the base salaries paid to other executive officers.

Bonuses

VeriSign has established a bonus plan that is designed to reward individuals who are key contributors to the success of the company. The plan provides executive officers and other employees the opportunity to earn a bonus based upon the achievement of specified corporate goals and individual and team objectives. The Committee annually reviews and approves the corporate goals and objectives relevant to the Chief Executive Officer under the bonus plan and reviews decisions respecting the grant of cash bonuses under the plan to the other executive officers of VeriSign. The executive management team administers the plan for all other employees. As part of the Committee’s annual review of compensation in 2005, the Committee examined the competitive positioning of bonus payments compared to the available market data. For 2005, the Chief Executive Officer’s target bonus was established based at 110% of base salary. For executive officers, other than the Chief Executive Officer, target bonuses range from 50% to 60% of base salary.

Each year, the Committee, working with the executive management team, establishes the corporate goals for bonus measurement purposes and determines weightings for each element. The executive management team is responsible for ensuring that actual results are confirmed before they are applied against the bonus plan for payment purposes. All targets and objectives are aligned with the business plan for the fiscal year and monitored by VeriSign’s corporate finance and accounting department. Individual performance is measured relative to the individual’s personal contribution to the success of the organization. This element is objective and tied to individual documented objectives for the bonus year. All targets and related objectives are defined and measured on an annual basis.

For 2005, corporate goals were established for VeriSign’s executive officers in the following areas:

•	Financial: specific objectives relating to revenue, operating margin and other financial metrics;

•	Strategic: for each business unit, goals were designed to extend the reach of VeriSign’s service offerings in existing markets while enabling VeriSign to enter new markets and launch new services for the current year and the future; and

•	Organizational: development goals to improve execution against VeriSign’s strategic plan over the near-term and long-term.

For 2005, actual performance exceeded the goals set for the plan. Consequently, the executive officers, other than the Chief Executive Officer, earned on average approximately 128% of the target bonuses.

For 2006, the target bonus level for executive officers will be similar to the target bonus levels set in 2005. Executive bonuses will be based upon the achievement of specific corporate goals and individual and team objectives that have been established by the Committee.

Long-term Incentives

The 1998 Equity Incentive Plan and 2001 Stock Incentive Plan under which equity-based awards were made in 2005 provide for the granting of long-term incentives for all employees including executive officers. The Committee believes that equity-based compensation in the form of stock options, restricted stock units and restricted stock awards links the interests of executive officers with the long-term interests of VeriSign’s stockholders and encourages executive officer retention. Equity-based awards have value for executive officers only if the individual remains an employee of VeriSign for the period required for the award to vest, and, in the case of stock options, only if the price of VeriSign’s stock increases above the fair market value on the grant date.

In 2005, stock options and restricted stock units were granted to executive officers based on the individual’s ability to contribute to the Company’s future success, as well as past performance and to maintain consistency within the executive officer’s peer group. In 2005, the Committee also considered the number of unvested option shares held by the executive officer as of the date of grant. Stock options have an exercise price equal to fair market value at the date of grant and vest over a four-year period with 25% of the options vesting on the first anniversary of the grant and the remaining options vesting ratably each quarter thereafter until fully vested. Restricted stock units generally vest over four years as follows: 10% on the first anniversary of the grant, 20% on the second anniversary of the grant, 30% on the third anniversary of the grant and 40% on the fourth anniversary of the grant. Restricted share awards generally vest on the second anniversary of the issuance, after which two-thirds of the shares may be sold or otherwise transferred and the remaining one-third of the shares may be sold or otherwise transferred on or after the third anniversary of the issuance.

On December 29, 2005, VeriSign accelerated approximately 8.8 million outstanding stock options with an exercise price greater than $24.99 previously granted to employees, executive officers and Directors of VeriSign. The purpose of the acceleration was to enable the Company to avoid recognizing compensation expense associated with these options in future periods under Statement of Financial Accounting Standards No. 123R (“SFAS 123R”). In approving the acceleration, the Board considered the anticipated effect on the Company’s financial results, stockholder value and employee morale and retention. The executive management team and the Committee believe that the acceleration was in the best interest of stockholders as it will reduce the Company’s reported compensation expense beginning in 2006 under SFAS 123R. As a result of the acceleration, VeriSign expects to reduce the stock option expense it otherwise would have been required to record by approximately $27.7 million in 2006. In addition, the acceleration was accompanied by restrictions imposed on any shares purchased through the exercise of accelerated options. These restrictions will prevent the sale of any such shares prior to the date such shares would have originally vested had the optionee been employed on such date (whether or not the optionee is actually an employee at that time).

For 2006, the Committee considered changes to the long-term incentive program in light of the accounting changes imposed by SFAS 123R. After review the Committee has decided to continue to award stock options and restricted stock units to executive officers and alter the mix of awards so that executive officers will receive approximately 75% of the value of their equity-based incentive grants in the form of stock options and 25% in the form of restricted stock units. The Committee believes that this change will improve executive retention and provide enhanced incentive value in the long-term incentive program. Stock options and restricted stock units will continue to vest as described above.

Stock Ownership Policy

The Committee has implemented a stock ownership policy that requires executive officers to own shares of VeriSign common stock valued at a specified multiple of their annual salary. Executive officers are required to own three times their base salary in VeriSign shares. Each executive officer has five years from the later of the date of the adoption of the requirement or becoming an executive officer to attain the minimum level of ownership. The Committee believes this policy will facilitate greater alignment of executive interests with shareholders. VeriSign’s Corporate Governance Principles are available on our website at http://www.verisign.com/verisign-inc/vrsn-investors/Corporate_Governance/index.html.

Chief Executive Officer Compensation

In establishing the compensation level of Mr. Sclavos, VeriSign’s Chief Executive Officer, for fiscal 2005 the Committee applied the compensation philosophy described above and considered market data provided by an independent consultant. In February 2005, the Committee set Mr. Sclavos’ base salary at $825,000. In August 2005, the Committee increased Mr. Sclavos’ base salary to $900,000 in order to bring his salary within an appropriate range above the median indicated by the available market data. His target bonus opportunity for 2005 was 110% of base salary up to a maximum of 200% of base salary. Based on his performance in achieving specified corporate goals and individual and team objectives in 2005, Mr. Sclavos received a bonus of $1,160,027.47 in March 2006, which represents approximately 117% of his target bonus. In addition, the Compensation Committee also awarded Mr. Sclavos long-term incentive compensation in November 2005 of 385,300 stock options and 86,000 restricted stock units that vest over four year as described above.

Internal Revenue Code Section 162(m) Limitation

Section 162(m) of the Internal Revenue Code limits the tax deduction to $1.0 million for compensation paid to certain executives of public companies, unless compensation is commission- or performance-based. Having considered the requirements of Section 162(m), we believe that awards option grants made pursuant to the 1998 Equity Incentive Plan meet the requirements that such grants be “performance based” and are, therefore, exempt from the limitations on deductibility. However, restricted stock units granted under the 1998 Equity Incentive Plan and options granted under the 2001 Stock Incentive Plan may not be deductible depending on the date that such restricted stock units vest or the options are exercised. The 2001 Stock Incentive Plan does not meet the requirements of Section 162(m). Historically, the combined salary and bonus of each executive officer other than the Chief Executive Officer has been below the $1.0 million limit. In 2005, Mr. Sclavos received compensation in excess of $1.0 million which excess will not be deductible.

We have reviewed all components of Mr. Sclavos’ and our executive officers’ compensation, including salary, bonus, and long-term equity compensation. Based on this review, the Committee finds Mr. Sclavos’ and our executive officers’ total compensation to be reasonable.

This report is submitted by the Compensation Committee

Louis A. Simpson (Chairperson)

Len J. Lauer

Gregory L. Reyes

STOCK PRICE PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on our common stock, the Nasdaq Composite Index, and the S&P 500 Information Technology Index. The graph assumes that $100 was invested in our common stock, the Nasdaq Composite Index and the S&P 500 Information Technology Index on December 31, 2000, and calculates the return quarterly through December 31, 2005. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

	12/29/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/30/2005
VeriSign, Inc.	$100	$51	$11	$22	$45	$30
Nasdaq Composite Index	$100	$79	$54	$81	$88	$89
S&P 500 Information Technology Index	$100	$74	$46	$68	$69	$69

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors (the “Committee”) is composed of three non-management directors who meet the independence and experience requirements of The Nasdaq Stock Market. The Committee operates under a written charter adopted by the Board of Directors. The members of the Committee are Messrs. Mueller (Chairperson), Chenevich, and Roper.

Management is responsible for the preparation, presentation and integrity of VeriSign’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of VeriSign’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and for issuing a report thereon. The Committee is responsible for oversight of our financial, accounting and reporting processes and our compliance with legal and regulatory requirements. The Committee is also responsible for the appointment, compensation and oversight of our independent registered public accounting firm, which includes reviewing the independent registered public accounting firm’s independence, reviewing and approving the planned scope of the annual audit, overseeing the independent auditors’ audit work, reviewing and pre-approving any non-audit services that may be performed by the independent auditors, reviewing with management and the independent auditors the adequacy of our internal financial controls, and reviewing our critical accounting policies and the application of accounting principles.

We have adopted a policy regarding rotation of the audit partners responsible for the audit of VeriSign’s financial statements. No audit partner (as defined under SEC rules) of the public accounting firm providing audit services to VeriSign shall have served as the lead or coordinating audit partner (having primary responsibility for the audit) or as the audit partner responsible for reviewing the audit for more than five consecutive fiscal years.

During 2005, at each of our meetings, we met with the senior members of VeriSign’s financial management team and our independent registered public accounting firm. We recommended to the Board of Directors that KPMG LLP be engaged as VeriSign’s independent registered public accounting firm and we reviewed with KPMG LLP the overall audit scope and plans. We met privately with KPMG LLP to discuss the results of the audit, evaluations by the auditors of VeriSign’s accounting and internal controls and quality of VeriSign’s financial reporting. The Committee met eight times during 2005.

Our review of the audited financial statements contained in VeriSign’s Annual Report on Form 10-K for the year ended December 31, 2005 included a discussion of the accounting principles, reasonableness of significant judgments, and clarity of disclosures in the financial statements. Management represented to us that VeriSign’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and we have reviewed and discussed the consolidated financial statements with management and KPMG LLP.

We discussed with KPMG LLP matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees.” We also discussed with KPMG LLP their annual written disclosures and letter on their independence from VeriSign and its management, as required by Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Committee has also considered whether the non-audit services provided by KPMG LLP to VeriSign during 2005 are compatible with maintaining the auditors’ independence.

Based upon our discussions with management and KPMG LLP and our review of the representations of management, and the report of KPMG LLP to the Committee, we recommended to the Board of Directors that the audited consolidated financial statements be included in VeriSign’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the SEC.

This report is submitted by the Audit Committee

Edward A. Mueller (Chairperson)

William L. Chenevich

William A. Roper, Jr.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by KPMG LLP for the audit of our annual consolidated financial statements for the years ended December 31, 2005 and December 31, 2004, and fees billed for other services provided by KPMG LLP.

	2005 Fees	2004 Fees(1)
Audit Fees (including quarterly reviews):
Consolidated audit(2)	$3,257,232	$2,932,500
Statutory Audits	399,870	252,206
Consent on SEC filing	22,500	20,000
Total Audit Fees	3,679,602	3,204,706

Audit-Related Fees(3)	1,153,244	781,294
Tax Fees(4)	128,743	381,590
All Other Fees(5)	—	30,500

Total Fees	$4,961,589	$4,398,090

(1)	The Audit Fees, Audit-Related Fees and Tax Fees reported for fiscal 2004 have been updated from the amounts reported in our proxy statement for our 2005 Annual Meeting of Stockholders which contained an estimate of Total Fees of $3,837,485 as final fees were not available at time of filing.

(2)	Consolidated audit fees for 2005 represent estimated billings as final billings are yet to be determined.

(3)	Audit-Related Fees consist principally of attestation of internal controls for service organizations under Statement on Accounting Standards No. 70 (SAS 70).

(4)	Tax Fees include federal, state and international tax compliance, tax advice and tax planning.

(5)	All Other Fees include reimbursement of professional and administrative costs incurred by KPMG LLP for compliance with a subpoena request related to certain class action complaints filed against VeriSign and other administrative services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Auditors

The audit committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent registered public accounting firm and management are required to periodically report to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Since January 1, 2005, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we or any of our subsidiaries was or is to be a party in which the amount involved exceeded or will exceed $60,000 and in which any director, executive officer or holder of more than 5% of the common stock of VeriSign or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than the transactions described below.

Reimbursement Payments to Mr. Sclavos for Use of Airplane.    In December 2004, the compensation committee approved a policy for the partial reimbursement of certain expenses incurred by Stratton D. Sclavos in the operation of his private plane when used for VeriSign business. Under this policy, we will reimburse Mr. Sclavos $2,900 per flight hour up to $650,000 per year. During 2005, we reimbursed approximately $554,249 under this policy. All amounts reimbursed to Mr. Sclavos were approved by the compensation committee of the Board of Directors. Mr. Sclavos is President, Chief Executive Officer and Chairman of the Board of Directors.

Severance Arrangement with Mr. Irvin.    In May 2003, we entered into an agreement with Vernon L. Irvin that currently provides for payment of six months’ base salary in the event he is terminated for reasons other than for cause or resignation. Mr. Irvin is Executive Vice President and General Manager, Communications Services.

Director and Officer Indemnification Agreements.    We have entered into indemnity agreements with certain of officers, executive officers and directors which provide, among other things, that we will indemnify such officers and directors, under the circumstances and to the extent provided for in the agreements, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party to by reason of his or her position as a director, officer or other agent of VeriSign, and otherwise to the full extent permitted under Delaware law and our bylaws.

Acceleration of Option Vesting in the Event of a Change of Control.    Options generally vest at the rate of 25% of the shares subject to the option on the first anniversary of the date of the grant and thereafter with respect to 6.25% each quarter. However, upon certain changes in control, the options vesting schedule accelerates as to 50% of any shares that are then unvested for officers at the level of senior vice president and above and as to 100% of any shares that are then unvested for the president and chief executive officer.

STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL MEETING OF STOCKHOLDERS

Proposals of stockholders intended to be presented at our 2007 Annual Meeting of Stockholders and included in our proxy statement and form of proxy relating to the meeting, pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, must be received by us at our principal executive offices no later than 120 calendar days before the one year anniversary of the date of this proxy statement, or December 11, 2006.

In accordance with our bylaws, we have established an advance notice procedure for stockholder proposals not included in our proxy statement to be brought before an annual meeting of stockholders. In general, nominations for the election of directors may be made:

•	pursuant to VeriSign’s notice of such meeting;

•	by or at the direction of the Board of Directors; or

•	by any stockholder of the corporation who was a stockholder of record at the time of giving notice who is entitled to vote at such meeting and complies with the notice procedures set forth below.

The only business that will be conducted at an annual meeting of our stockholders is business that is brought before the meeting by or at the direction of the chairperson of the meeting or by any stockholder entitled to vote who has delivered timely written notice to the Secretary of VeriSign sixty days or no more than ninety days prior to the first anniversary of this year’s annual meeting. In the event that the date of the annual meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the ninetieth day prior to the annual meeting and not later than the close of business on the later of the sixtieth day prior to the annual meeting or the close of business on the tenth day following the day on which public announcement of the date of such meeting is first made by us. The stockholder’s notice must contain specified information concerning the matters to be brought before the meeting and concerning the stockholder proposing those matters. If a stockholder who has notified us of his intention to present a proposal at an annual meeting does not appear or send a qualified representative to present his proposal at the meeting, we need not present the proposal for a vote at the meeting. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements, including conditions established by the SEC. A copy of the full text of the bylaw provisions discussed above may be obtained by writing to the Secretary of VeriSign and is also available at our website at http://www.verisign.com/verisign-inc/vrsn-investors/Corporate_Governance/index.html. All notices of proposals by stockholders, whether or not included in our proxy materials, should be sent to the Secretary of VeriSign at our principal executive offices at 487 East Middlefield Road, Mountain View, California 94043-4047.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16 of the Securities Exchange Act of 1934, as amended, requires our directors and officers, and persons who own more than 10% of VeriSign’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC, and The Nasdaq Stock Market. These persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.

Based solely on our review of the copy of the forms furnished to us and written representations from the executive officers and directors, we believe that all filing requirements applicable to our directors and executive officers were timely met except that each of Aristotle N. Balogh, Dana L. Evan, Vernon L. Irvin, Robert J. Korzeniewski, Judy Lin, and Stratton D. Sclavos had one delinquent filing during the fiscal year ended December 31, 2005.

CODE OF ETHICS

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer and other senior accounting officers. The “Code of Ethics for the Chief Executive Officer and Senior Financial Officers” is located on our website at http://www.verisign.com/verisign-inc/vrsn-investors/Corporate_Governance/index.html. We intend to satisfy the disclosure requirement under Item 10 of Form 8-K regarding any amendment to, or waiver from, a provision of this code of ethics by posting such information on our website.

OTHER BUSINESS

The Board of Directors does not presently intend to bring any other business before the Meeting, and, so far as is known to the Board of Directors, no matters are to be brought before the Meeting except as specified in the Notice of the Meeting. As to any business that may properly come before the Meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Whether or not you expect to attend the Meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage paid envelope or complete the proxy electronically or by phone as described on the proxy card and under “Internet and Telephone Voting” in this proxy statement so that your shares may be represented at the Meeting.

COMMUNICATING WITH VERISIGN

We have from time-to-time received calls from stockholders inquiring about the available means of communication with VeriSign. We thought that it would be helpful to describe these arrangements which are available for your use.

•	If you would like to receive information about VeriSign, you may use one of these convenient methods:

1.	To have information such as our latest Annual Report on Form 10-K or Quarterly Report on Form 10-Q mailed to you, please call our Investor Relations Department at (866) 447-8776 (4IR-VRSN).

2.	To view our home page on the Internet, use our Internet address: www.verisign.com. Our home page gives you access to product, marketing and financial data, and an on-line version of this proxy statement, our Annual Report on Form 10-K and other filings with the SEC.

•	If you would like to write to us, please send your correspondence to the following address:

VeriSign, Inc.

Attention: Investor Relations

487 East Middlefield Road

Mountain View, CA 94043-4047

•	If you would like to inquire about stock transfer requirements, lost certificates and change of stockholder address, please call our transfer agent, Mellon Investor Services LLC at (800) 356-2017. Foreign stockholders please call (201) 680-6578. You may also visit their web site at www.melloninvestor.com for step-by-step transfer instructions.

APPENDIX A

VERISIGN, INC.

CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

(AS AMENDED NOVEMBER 4, 2004)

I. Purpose

The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of VeriSign, Inc. (the “Company”) is to assist the Board in fulfilling its oversight responsibilities relating to the Company’s financial accounting, reporting and controls. The Committee’s principal functions are as follows:

•	Oversee the Company’s accounting and financial reporting processes, audits of the Company’s financial statements and other financial information, and internal control and internal audit functions;

•	Review and evaluate the independence and performance of the Company’s independent auditor;

•	Facilitate communication among the Company’s independent auditor, the Company’s financial and senior management, and the Board.

The Committee will fulfill these functions primarily by carrying out the activities enumerated in Part IV of this charter. In order to serve these functions, the Committee shall have unrestricted access to all Company personnel and documents, and shall have authority to direct and supervise an investigation into any matters within the scope of its duties, including the power to retain outside counsel in connection with any such investigation.

While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the Company’s independent auditor. Nor is it the duty of the Committee to conduct investigations or to assure compliance with laws and regulations and the Company’s policies and procedures.

The Committee may retain, at the Company’s expense, special legal, accounting or other consultants, experts and advisers of its choice that it deems necessary in the performance of its duties. The Company shall provide appropriate funding, as determined by the Committee, for payment of (a) compensation to any advisors employed by the Committee, and (b) ordinary administrative expenses of the Committee that are necessary or appropriate to carry out its duties. The Committee is authorized to retain and terminate, at the Company’s expense, legal counsel, auditor or other consultants or advisors, as the Committee determines may be necessary or appropriate to carry out its duties.

II. Membership

All members of the Committee will be appointed by, and shall serve at the discretion of, the Board. Unless a chair is elected by the full Board, the members of the Committee may designate a Chair by majority vote of the Committee membership.

The Committee shall consist of three or more members of the Board, with the exact number being determined by the Board. The Committee shall meet all size, independence and sophistication requirements of The Nasdaq Stock Market (or other stock exchange or market on which the Company’s Common Stock is listed) and the Securities and Exchange Commission or other applicable law, as such requirements may be amended from time to time (the “Rules”).

III. Meetings

The Committee shall meet at least once each quarter and more frequently as determined to be appropriate by the Committee. The Committee shall meet at least once each quarter (which meeting may occur at the regular quarterly Committee meetings) with the independent auditor and the head of the Company’s internal auditing department out of the presence of management about internal controls, the completeness and accuracy of the Company’s financial statements and any other matters that the Committee or the independent auditor believes should be discussed privately with the Committee. The Committee shall meet with management and the Company’s independent auditor at least once per quarter in connection with the auditor’s review of the Company’s financial reporting.

At any meeting of the Committee, a quorum for the transaction of business shall be established by the presence of a majority of its members, in person or by telephone or video connection, shall constitute a quorum for the transaction of business. Action by a majority of the members present at a meeting at which a quorum is present shall be the act of the Committee. The Committee shall maintain minutes of the meetings and regularly report to the Board on significant matters related to the Committee’s responsibilities.

IV. Responsibilities and Duties

The following shall be the principal responsibilities and duties of the Committee. These are set forth as a guide, with the understanding that the Committee may supplement them as appropriate and may establish policies and procedures from time to time that it deems necessary or advisable in fulfilling its responsibilities.

1.  Review the Company’s quarterly and annual financial statements, including any report or opinion by the independent auditor, prior to distribution to the public or filing with the Securities and Exchange Commission.

2.  Approve in advance any audit-related, non-audit and attest services to be provided to the Company by the independent auditor, or establish policies and procedures for the review and pre-approval by the Committee of all audit-related and non-audit services, except as otherwise permitted by the rules of the Securities and Exchange Committee or The Nasdaq Stock Market or any other stock exchange or market on which the Company’s Common Stock is listed.

3.  In connection with the Committee’s review of the annual financial statements:

•	Discuss with the independent auditor and management, and the internal audit department, the financial statements and the results of the independent auditor’s audit of the financial statements.

•	Discuss any items required to be communicated by the independent auditor in accordance with SAS 61, or other similar rules, as amended. These discussions should include (a) the independent auditor’s judgments about the quality and appropriateness of the Company’s accounting principles and adequacy and effectiveness of its accounting and financial controls, and (b) the reasonableness of significant judgments, the clarity of the disclosures in the Company’s consolidated financial statements and any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

4.  Recommend to the Board of Directors whether the annual financial statements should be included in the Annual Report on Form 10-K, based on (a) the Committee’s review and discussion with management of the annual financial statements, (b) the Committee’s discussion with the independent auditor of the matters required to be discussed by SAS 61, or other similar rules, and (c) the Committee’s review and discussion with the independent auditor of the independent auditor’s independence and the written disclosures and letter from the independent auditor required by Independence Standards Board Standard No. 1.

5.  In connection with the Committee’s review of the quarterly financial statements, the Committee members, or the chairman of the Committee on behalf of all the Committee members, will:

•	Discuss with the independent auditor and management the results of the independent auditor’s SAS 71 (or other similar rules or standards) review of the quarterly financial statements.

•	Discuss significant issues, events and transitions and any significant changes regarding accounting principles, practices, judgments or estimates with management and the independent auditor, including the resolution of any significant disagreements among management and the independent auditor.

6.  Review and consider for approval all related party transactions (as required by rules of The Nasdaq Stock Market or any other stock exchange or market on which the Company’s Common Stock is listed) between the Company (or any subsidiary) and any Company directors or director nominee, executive officer, beneficial owner of more than five percent of the Company’s outstanding securities, or members of the immediate family of any of the foregoing persons.

7.  Discuss any comments or recommendations of the independent auditor outlined in the annual management letter. Approve a schedule for implementing any recommended changes and monitor compliance with the schedule.

8.  Discuss with the independent auditor, management and the internal audit department their periodic reviews of the adequacy of the Company’s accounting and financial reporting processes and systems of internal control, including the adequacy of the systems of reporting to the audit committee by each group.

9.  Review and confirm the independent auditor’s independence from the Company, including by (a) obtaining from the independent auditor a formal written statement delineating all relationships between the independent auditor and the Company, required to be disclosed by Independence Standards Board Standard 1, (b) discussing with the independent auditor any disclosed relationships or services that might impact the independent auditor’s objectivity and independence, and (c) reviewing, at least annually, fees paid to the independent auditor for audit and non-audit services.

10.  Communicate with the Company’s independent auditor about the Company’s expectations regarding its relationship with the auditor, including the auditor’s ultimate accountability to the Board and the Committee, as representatives of the Company’s stockholders.

11.  Have the sole authority and responsibility to select, evaluate and if necessary replace the independent auditor. The Committee shall have the authority and responsibility to determine the compensation of and oversee the performance of, the independent auditor, and resolve any significant disagreements between management and the independent auditor regarding financial reporting.

12.  Review the independent auditor’s audit plan.

13.  Review with the Company’s General Counsel legal matters that could have a significant impact on the Company’s financial statements or results of operations.

14.  Annually prepare a report to the Company’s stockholders for inclusion in the Company’s annual proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time.

15.  Review and reassess the adequacy of the Committee’s charter at least annually. Submit the charter to the Company’s Board of Directors for review and include a copy of the charter as an appendix to the Company’s proxy statement as required by the rules and regulations of the Securities and Exchange Commission, as they may be amended from time to time (currently, once every three years).

16.  Establish procedures to receive, retain and process complaints regarding accounting, internal audit controls or auditing matters and for employees to make confidential anonymous complaints regarding accounting and auditing matters.

17.  Perform any other activities required by applicable law, rules or regulations, including the rules of the Securities and Exchange Commission and any stock exchange or market on which the Company’s Common Stock is listed, and perform other activities that are consistent with this charter, the Company’s Bylaws and governing laws, as the Committee or the Board deems necessary or appropriate.

APPENDIX B

VeriSign, Inc.

2006 Equity Incentive Plan

(adopted                     , 2006)

1.  PURPOSE.    The purpose of this Plan is to provide incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of the Company, its Parent and Subsidiaries, by offering them an opportunity to participate in the Company’s future performance through the grant of Awards. Capitalized terms not defined in the text are defined in Section 27.

2.  SHARES SUBJECT TO THE PLAN.

2.1  Number of Shares Available.    Subject to Sections 2.2 and 21.2, the total number of Shares reserved and available for grant and issuance pursuant to this Plan as of                     , 2006, is 27,000,000 Shares. Subject to Sections 2.2 and 21.2 hereof, Shares subject to Awards, and Shares issued upon exercise of Awards, will again be available for grant and issuance in connection with subsequent Awards under this Plan to the extent such Shares: (i) are subject to issuance upon exercise of an Option or SAR granted under this Plan but which cease to be subject to the Option or SAR for any reason other than exercise of the Option or SAR; (ii) are subject to Awards granted under this Plan that are forfeited or are repurchased by the Company at the original issue price; or (iii) are subject to Awards granted under this Plan that otherwise terminate without such Shares being issued. The aggregate number of Shares granted pursuant to Awards, other than with respect to Options and Stock Appreciation Rights, shall not exceed forty percent (40%) of the total number of Shares reserved and available for grant and issuance pursuant to this Plan. SARs to be settled in shares of the Company’s Common Stock shall be counted in full against the number of Shares available for award under this Plan, regardless of the number of Shares issued upon settlement of the SAR. At all times the Company shall reserve and keep available a sufficient number of Shares as shall be required to satisfy the requirements of all outstanding Options granted under this Plan and all other outstanding but unvested Options granted under this Plan.

2.2  Adjustment of Shares.    In the event that the number or type of outstanding shares of the Company’s Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration, then (a) the number and class of Shares reserved for issuance under this Plan, (b) the Exercise Prices of outstanding Options and SARs, (c) the number of Shares subject to outstanding Options and SARs, and (d) the maximum number of Shares that may be granted pursuant to Section 3 may, upon approval of the Board in its discretion, be proportionately adjusted in compliance with applicable securities laws; provided, however, that fractions of a Share will not be issued.

3.  ELIGIBILITY.    ISOs (as defined in Section 5 below) may be granted only to employees (including officers and directors who are also employees) of the Company or of a Parent or Subsidiary of the Company. All other Awards may be granted to employees, officers, directors, consultants, independent contractors and advisors of the Company or any Parent or Subsidiary of the Company; provided such consultants, independent contractors and advisors render bona fide services not in connection with the offer and sale of securities in a capital-raising transaction. No person will be eligible to receive more than one million five hundred thousand (1,500,000) Shares in any calendar year under this Plan pursuant to the grant of Awards hereunder, other than new employees of the Company or of a Parent or Subsidiary of the Company (including new employees who are also officers and directors of the Company or any Parent or Subsidiary of the Company), who are eligible to receive up to a maximum of three million (3,000,000) Shares in the calendar year in which they commence their employment. A person may be granted more than one Award under this Plan.

4.  ADMINISTRATION.

4.1  Committee Authority.    This Plan will be administered by the Committee or by the Board acting as the Committee. Subject to the general purposes, terms and conditions of this Plan, and to the direction of the Board, the Committee will have full power to implement and carry out this Plan. The Committee will have the authority to:

(a)  construe and interpret this Plan, any Award Agreement and any other agreement or document executed pursuant to this Plan;

(b)  prescribe, amend and rescind rules and regulations relating to this Plan or any Award;

(c)  select persons to receive Awards;

(d)  determine the form and terms of Awards;

(e)  determine the number of Shares or other consideration subject to Awards;

(f)  determine whether Awards will be granted singly, in combination with, in tandem with, in replacement of, or as alternatives to, other Awards under this Plan or any other incentive or compensation plan of the Company or any Parent or Subsidiary of the Company;

(g)  grant waivers of Plan or Award conditions;

(h)  determine the vesting, exercisability and payment of Awards;

(i)  correct any defect, supply any omission or reconcile any inconsistency in this Plan, any Award or any Award Agreement;

(j)  determine whether an award has been earned; and

(k)  make all other determinations necessary or advisable for the administration of this Plan.

4.2  Committee Discretion.    Any determination made by the Committee with respect to any Award will be made in its sole discretion at the time of grant of the Award or, unless in contravention of any express term of this Plan or the Award, at any later time, and such determination will be final and binding on the Company and on all persons having an interest in any Award under this Plan. The Committee may delegate to one (1) or more officers or directors of the Company the authority to grant an Award under this Plan to Participants who are not Insiders of the Company. Notwithstanding any provision of the Plan to the contrary, administration of the Plan shall at all times be limited by the requirement that any administrative action or exercise of discretion shall be void (or suitably modified when possible) if necessary to avoid the application to any Participant of taxation under Section 409A of the Code.

5.  OPTIONS.    The Committee may grant Options to eligible persons and will determine whether such Options will be Incentive Stock Options within the meaning of the Code (“ISOs”) or Nonqualified Stock Options (“NQSOs”), the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, and all other terms and conditions of the Option, subject to the following:

5.1  Form of Option Grant.    Each Option granted under this Plan will be evidenced by an Option Agreement or other evidence of grant which will expressly identify the Option as an ISO or an NQSO (“Stock Option Agreement”), and will be in such form and contain such provisions (which need not be the same for each Participant) as the Committee may from time to time approve, and which will comply with and be subject to the terms and conditions of this Plan.

5.2  Date of Grant.    The date of grant of an Option will be the date on which the Committee makes the determination to grant such Option, unless otherwise specified by the Committee. The Stock Option Agreement and a copy of this Plan will be delivered or otherwise made available to the Participant within a reasonable time after the granting of the Option. The Stock Option Agreement, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

5.3  Exercise Period.    Options may be exercisable within the times or upon the conditions or events determined by the Committee as set forth in the Stock Option Agreement governing such Option (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors); provided, however, that no Option will be exercisable after the expiration of ten (10) years from the date the Option is granted. The Committee also may provide for Options to become exercisable at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as the Committee determines.

5.4  Exercise Price.    The Exercise Price of an Option will be determined by the Committee when the Option is granted; provided that: (i) the Exercise Price of an ISO will be not less than 100% of the Fair Market Value of the Shares on the date of grant; (ii) the Exercise Price of any ISO granted to a Ten Percent Shareholder will not be less than 110% of the Fair Market Value of the Shares on the date of grant; and (iii) the Exercise Price of an NQSO will not be less than 100% of the Fair Market Value of the Shares on the date of grant. Payment for the Shares purchased may be made in accordance with Section 12.

5.5  Method of Exercise.    Options may be exercised only by delivery to the Company of a stock option exercise notice or agreement (the “Exercise Agreement”) in a form approved by the Committee (which need not be the same for each Participant), stating the number of Shares being purchased, the restrictions imposed on the Shares purchased under such Exercise Agreement, if any, and such representations and agreements regarding the Participant’s investment intent and access to information and other matters, if any, as may be required by or desirable to the Company to comply with applicable securities laws, together with payment in full of the Exercise Price for the number of Shares being purchased. The Exercise Agreement may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

5.6  Termination.    Notwithstanding the exercise periods set forth in the Stock Option Agreement, the exercise of an Option will always be subject to the following:

(a)  If the Participant is Terminated for any reason except the Participant’s death or Disability, then the Participant may exercise such Participant’s Options only to the extent that such Options would have been exercisable by the Participant on the Termination Date no later than three (3) months after the Termination Date (or such shorter time period not less than thirty (30) days or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond three (3) months after the Termination Date deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(b)  If the Participant is Terminated because of Participant’s death (or the Participant dies within three (3) months after a Termination other than for Cause or because of the Participant’s Disability), then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant’s legal representative or authorized assignee no later than twelve (12) months after the Termination Date (or such shorter time period not less than six (6) months or longer time period not exceeding five (5) years as may be determined by the Committee, with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s death, or (b) twelve (12) months after the Termination Date when the Termination is for the Participant’s death, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(c)  If the Participant is Terminated because of Participant’s Disability, then the Participant’s Options may be exercised only to the extent that such Options would have been exercisable by the Participant on the Termination Date and must be exercised by the Participant (or the Participant’s legal representative or authorized assignee) no later than twelve (12) months after the Termination Date, with any exercise beyond (a) three (3) months after the Termination Date when the Termination is for any reason other than the Participant’s Disability, or (b) twelve (12) months after the Termination Date when the Termination is for the Participant’s Disability, deemed to be an NQSO), but in any event no later than the expiration date of the Options.

(d)  If the Participant is terminated for Cause (as determined by the Committee or the Company, in its sole discretion), then Participant’s Options shall expire on such Participant’s Termination Date, or at such later time and on such conditions as are determined by the Committee.

5.7  Limitations on Exercise.    The Committee may specify a reasonable minimum number of Shares that may be purchased on any exercise of an Option, provided that such minimum number will not prevent any Participant from exercising the Option for the full number of Shares for which it is then exercisable.

5.8  Limitations on ISOs.    The aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which ISOs are exercisable for the first time by a Participant during any calendar year (under this Plan or under any other incentive stock option plan of the Company or any Parent or Subsidiary of the Company) will not exceed $100,000. If the Fair Market Value of Shares on the date of grant with respect to which ISOs are exercisable for the first time by a Participant during any calendar year exceeds $100,000, then the Options for the first $100,000 worth of Shares to become exercisable in such calendar year will be ISOs and the Options for the amount in excess of $100,000 that become exercisable in such calendar year will be NQSOs. In the event that the Code or the regulations promulgated thereunder are amended after the Effective Date to provide for a different limit on the Fair Market Value of Shares permitted to be subject to ISOs, such different limit will be automatically incorporated herein and will apply to any Options granted after the effective date of such amendment.

5.9  Modification, Extension or Renewal.    Subject to Section 18, the Committee may modify, extend or renew outstanding Options, or authorize the grant of new Options in substitution therefor, provided that any such action may not, without the written consent of a Participant, impair any of such Participant’s rights under any Option previously granted. Any outstanding ISO that is modified, extended, renewed or otherwise altered will be treated in accordance with Section 424(h) of the Code. Subject to Section 18 of this Plan, by written notice to affected Participants the Committee may reduce the Exercise Price of outstanding Options without the consent of such Participants; provided, however, that the Exercise Price may not be reduced below the minimum Exercise Price that would be permitted under Section 5.4 for Options granted on the date the action is taken to reduce the Exercise Price.

5.10  No Disqualification.    Notwithstanding any other provision in this Plan, no term of this Plan relating to ISOs will be interpreted, amended or altered, nor will any discretion or authority granted under this Plan be exercised, so as to disqualify this Plan under Section 422 of the Code or, without the consent of the Participant affected, to disqualify any ISO under Section 422 of the Code.

6.  GRANTS TO OUTSIDE DIRECTORS.

6.1  Types of Awards.    Outside Directors are eligible to receive any type of Award, except ISOs, offered under this Plan and subject to this Section 6.

6.2  Eligibility.    Awards subject to this Section 6 shall be granted only to Outside Directors. An Outside Director who is elected or reelected as a member of the Board will be eligible to receive an Award under this Section 6.

6.3  Discretionary Grant.    The Board may make discretionary grants to any Outside Director (a “Discretionary Grant”).

6.4  Vesting and Exercisability.    Except as set forth in Section 21.4, Discretionary Grants shall vest and be exercisable as determined by the Board.

6.5  Exercise Price.    The exercise price of an Option or a SAR granted to an Outside Director shall be the Fair Market Value of the Shares at the time that the Option or SAR is granted.

7.  RESTRICTED STOCK AWARDS.

7.1  Awards of Restricted Stock.    A Restricted Stock Award is an offer by the Company to sell to a Participant Shares that are subject to restrictions (“Restricted Stock”). The Committee will determine to whom an offer will be made, the number of Shares the person may purchase, the Purchase Price, the restrictions under which the Shares will be subject and all other terms and conditions of the Restricted Stock Award, subject to the Plan.

7.2  Restricted Stock Purchase Agreement.    All purchases under a Restricted Stock Award will be evidenced by a Restricted Stock Purchase Agreement, which will be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. A Participant accepts a Restricted Stock Award by signing and delivering to the Company a Restricted Stock Purchase Agreement with full payment of the Purchase Price, within thirty (30) days from the date the Restricted Stock Purchase Agreement was delivered to the Participant. If the Participant does not accept the Restricted Stock Award within thirty (30) days, then the offer of the Restricted Stock Award will terminate, unless the Committee determines otherwise. The Restricted Stock Award, Plan and other documents may be delivered in any manner (including electronic distribution or posting) that meets applicable legal requirements.

7.3  Purchase Price.    The Purchase Price for a Restricted Stock Award will be determined by the Committee and, may be less than Fair Market Value (but not less than the par value of the Shares when required by law) on the date the Restricted Stock Award is granted. Payment of the Purchase Price must be made in accordance with Section 12 of the Plan and the Restricted Stock Purchase Agreement, and in accordance with any procedures established by the Company, as communicated and made available to Participants.

7.4  Terms of Restricted Stock Awards.    Restricted Stock Awards will be subject to such restrictions as the Committee may impose or are required by law. These restrictions may be based on completion of a specified number of years of service with the Company or upon completion of the performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Restricted Stock Purchase Agreement. Prior to the grant of a Restricted Stock Award, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Restricted Stock Award; (b) select from among the Performance Factors to be used to measure performance goals, if any; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the payment for Shares to be purchased under any Restricted Stock Award, the Committee shall determine the extent to which such Restricted Stock Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Restricted Stock Awards that are subject to different Performance Periods and having different performance goals and other criteria.

7.5  Termination During Performance Period.    Except as may be set forth in the Participant’s Restricted Stock Purchase Agreement, vesting ceases on such Participant’s Termination Date.

8.  STOCK BONUS AWARDS.

8.1  Awards of Stock Bonuses.    A Stock Bonus Award is an award to an eligible person of Shares (which may consist of Restricted Stock or Restricted Stock Units) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All Stock Bonus Awards shall be made pursuant to a Stock Bonus Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan. No payment will be required for Shares awarded pursuant to a Stock Bonus Award.

8.2  Terms of Stock Bonus Awards.    The Committee will determine the number of Shares to be awarded to the Participant under a Stock Bonus Award and any restrictions thereon. These restrictions may be based upon completion of a specified number of years of service with the Company or upon satisfaction of performance goals based on Performance Factors during any Performance Period as set out in advance in the Participant’s Stock Bonus Agreement. If the Stock Bonus Award is to be earned upon the satisfaction of performance goals, the Committee shall: (a) determine the nature, length and starting date of any Performance Period for the Stock Bonus Award; (b) select from among the Performance Factors to be used to measure performance goals; and (c) determine the number of Shares that may be awarded to the Participant. Prior to the issuance of any Shares or other payment to a Participant pursuant to a Stock Bonus Award, the Committee will determine the extent to which the Stock Bonus Award has been earned. Performance Periods may overlap and a Participant may participate simultaneously with respect to Stock Bonus Awards that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to a Stock Bonus Award to take into account changes in law and accounting or tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

8.3  Form of Payment to Participant.    The Stock Bonus Award will be paid to the Participant currently. Payment may be made in the form of cash, whole Shares, or a combination thereof, based on the Fair Market Value of the Shares earned under a Stock Bonus Award on the date of payment.

8.4  Termination of Participant.    In the event of a Participant’s Termination during a Performance Period or vesting period, for any reason, then such Participant will be entitled to payment (whether in Shares, cash or otherwise) with respect to the Stock Bonus Award only to the extent earned as of the date of Termination in accordance with the Stock Bonus Agreement, unless the Committee determines otherwise.

9.  STOCK APPRECIATION RIGHTS.

9.1  Awards of SARs.    A Stock Appreciation Right (“SAR”) is an award to an eligible person that may be settled in cash, or Shares (which may consist of Restricted Stock), having a value equal to the value determined by multiplying the difference between the Fair Market Value on the date of exercise over the Exercise Price and the number of Shares with respect to which the SAR is being settled (subject to any maximum number of Shares that may be issuable as specified in a SAR Agreement). The SAR may be granted for services to be rendered or for past services already rendered to the Company, or any Parent or Subsidiary. All SARs shall be made pursuant to a SAR Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of this Plan.

9.2  Terms of SARs.    The Committee will determine the terms of each SAR including, without limitation: (a) the number of Shares deemed subject to the SAR; (b) the Exercise Price and the time or times during which the SAR may be settled; (c) the consideration to be distributed on settlement of the SAR; and (d) the treatment of each SAR in the event of the Participant’s Termination. The Exercise Price of the SAR will be determined by the Committee when the SAR is granted and, will not be less than 100% of the Fair Market Value of the Shares on the date of grant. A SAR may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s individual SAR Agreement. If the SAR is being earned upon the satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for each SAR; and (y) select from among the Performance Factors to be used to measure the performance, if any. Prior to settlement of any SAR earned upon the satisfaction of performance goals pursuant to a SAR Agreement, the Committee shall determine the extent to which such SAR has been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to SARs that are subject to different performance goals and other criteria.

9.3  Exercise Period and Expiration Date.    A SAR will be exercisable within the times or upon the occurrence of events determined by the Committee and set forth in the SAR Agreement governing such SAR. The SAR Agreement shall set forth the expiration date; provided that no SAR will be exercisable after the expiration of seven years from the date the SAR is granted. The Committee may also provide for SARs to become exercisable at one time or from time to time, periodically or otherwise (including, without limitation, upon the attainment during a Performance Period of performance goals based on Performance Factors), in such number of Shares or percentage of the Shares subject to the SAR as the Committee determines.

9.4  Form and Timing of Settlement.    The portion of a SAR being settled may be paid currently or on a deferred basis with such interest or dividend equivalent, if any, as the Committee determines, provided that the terms of the SAR and any deferral satisfy the requirements of Section 409A of the Code.

10.  RESTRICTED STOCK UNITS.

10.1  Awards of Restricted Stock Units.    A Restricted Stock Unit (“RSU”) is an award to an eligible person covering a number of Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock) for services to be rendered or for past services already rendered to the Company or any Parent or Subsidiary. All RSUs shall be made pursuant to a RSU Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

10.2  Terms of RSUs.    The Committee will determine the terms of a RSU including, without limitation: (a) the number of Shares deemed subject to the RSU; (b) the time or times during which the RSU may be exercised; (c) the consideration to be distributed on settlement, and the treatment of each RSU in the event of the Participant’s Termination. A RSU may be awarded upon satisfaction of such performance goals based on Performance Factors during any Performance Period as are set out in advance in the Participant’s individual RSU Agreement. If the RSU is being earned upon satisfaction of performance goals, then the Committee will: (x) determine the nature, length and starting date of any Performance Period for the RSU; (y) select from among the Performance Factors to be used to measure the performance, if any; and (z) determine the number of Shares deemed subject to the RSU. Prior to settlement of any RSU earned upon the satisfaction of performance goals pursuant to a RSU Agreement, the Committee shall determine the extent to which such SAR has been earned. Performance Periods may overlap and participants may participate simultaneously with respect to RSUs that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the performance goals applicable to the RSUs to take into account changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

10.3  Form and Timing of Settlement.    The portion of a RSU being settled shall be paid currently. To the extent permissible under law, the Committee may also permit a Participant to defer payment under a RSU to a date or dates after the RSU is earned provided that the terms of the RSU and any deferral satisfy the requirements of Section 409A of the Code.

11.  PERFORMANCE SHARES.

11.1  Awards of Performance Shares.    A Performance Share Award is an award to an eligible person denominated in Shares that may be settled in cash, or by issuance of those Shares (which may consist of Restricted Stock). Grants of Performance Shares shall be made pursuant to a Performance Share Agreement, which shall be in substantially a form (which need not be the same for each Participant) that the Committee has from time to time approved, and will comply with and be subject to the terms and conditions of the Plan.

11.2  Terms of Performance Shares.    The Committee will determine, and each Performance Share Agreement shall set forth, the terms of each award of Performance Shares including, without limitation: (a) the number of Shares deemed subject to such Award; (b) the Performance Factors, if any, and Performance Period, if any, that shall determine the time and extent to which each award of Performance Shares shall be settled; (c) the consideration to be distributed on settlement, and the treatment of each award of Performance Shares in the event of the Participant’s Termination. If applicable, in establishing Performance Factors and the Performance Period the Committee will: (x) determine the nature, length and starting date of any Performance Period; (y) select from among the Performance Factors to be used; and (z) determine the number of Shares deemed subject to the award of Performance Shares. Prior to settlement the Committee shall determine the extent to which Performance Shares have been earned. Performance Periods may overlap and Participants may participate simultaneously with respect to Performance Shares that are subject to different Performance Periods and different performance goals and other criteria. The number of Shares may be fixed or may vary in accordance with such performance goals and criteria as may be determined by the Committee. The Committee may adjust the applicable performance goals to take into account changes in law and accounting and to make such adjustments as the Committee deems necessary or appropriate to reflect the impact of extraordinary or unusual items, events or circumstances to avoid windfalls or hardships.

11.3  Form and Timing of Settlement.    The portion of an award of Performance Shares being settled shall be paid currently.

12.  PAYMENT FOR SHARE PURCHASES.

12.1  Payment.    Payment for Shares purchased pursuant to this Plan may be made in cash (by check) or, where expressly approved for the Participant by the Committee and where permitted by law:

(a)  by cancellation of indebtedness of the Company to the Participant;

(b)  by surrender of shares that either: (1) have been owned by the Participant for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by the Participant in the public market;

(c)  by waiver of compensation due or accrued to the Participant for services rendered to the Company or a Parent or Subsidiary of the Company;

(d)  with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s Common Stock exists:

(i)  through a “same day sale” commitment from the Participant and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased to pay for the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company; or

(ii)  through a “margin” commitment from the Participant and an NASD Dealer whereby the Participant irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the Exercise Price directly to the Company;

(e)  by any combination of the foregoing; or

(f)  by any other method approved by the Board.

13.  WITHHOLDING TAXES.

13.1  Withholding Generally.    Whenever Shares are to be issued in satisfaction of Awards granted under this Plan, the Company may require the Participant to remit to the Company an amount sufficient to satisfy federal, state and local withholding tax requirements prior to the delivery of any certificate or certificates for such Shares. Whenever, under this Plan, payments in satisfaction of Awards are to be made in cash, such payment will be net of an amount sufficient to satisfy federal, state, and local withholding tax requirements.

13.2  Stock Withholding.    When, under applicable tax laws, a Participant incurs tax liability in connection with the exercise or vesting of any Award that is subject to tax withholding and the Participant is obligated to pay the Company the amount required to be withheld, the Committee may in its sole discretion allow the Participant to satisfy the minimum withholding tax obligation by electing to have the Company withhold from the Shares to be issued that number of Shares having a Fair Market Value equal to the minimum amount required to be withheld, determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares withheld for this purpose will be made in accordance with the requirements established by the Committee and be in writing in a form acceptable to the Committee.

14.  TRANSFERABILITY.

14.1  General Rule.    Except as otherwise provided in this Section 14, no Award and no interest therein, shall be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution, and no Award may be made subject to execution, attachment or similar process.

14.2  All Awards other than NQSOs.    All Awards other than NQSOs shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, or (B) the Participant’s guardian or legal representative; and (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees.

14.3  NQSOs.    Unless otherwise restricted by the Committee, an NQSO shall be exercisable: (i) during the Participant’s lifetime only by (A) the Participant, (B) the Participant’s guardian or legal representative, (C) a Family Member of the Participant who has acquired the NQSO by “permitted transfer;” and (ii) after the Participant’s death, by the legal representative of the Participant’s heirs or legatees. “Permitted transfer” means, as authorized by this Plan and the Committee with respect to an NQSO, any transfer effected by the Participant during the Participant’s lifetime of an interest in such NQSO but only such transfers which are made pursuant to a binding domestic relations order.

15.  PRIVILEGES OF STOCK OWNERSHIP; RESTRICTIONS ON SHARES.

15.1  Voting and Dividends.    No Participant will have any of the rights of a shareholder with respect to any Shares until the Shares are issued to the Participant. After Shares are issued to the Participant, the Participant will be a shareholder and have all the rights of a shareholder with respect to such Shares, including the right to vote and receive all dividends or other distributions made or paid with respect to such Shares; provided, that if such Shares are restricted stock, then any new, additional or different securities the Participant may become entitled to receive with respect to such Shares by virtue of a stock dividend, stock split or any other change in the corporate or capital structure of the Company will be subject to the same restrictions as the restricted stock; provided, further, that the Participant will have no right to retain such stock dividends or stock distributions with respect to Shares that are repurchased at the Participant’s Exercise Price pursuant to Section 15.2.

15.2  Restrictions on Shares.    At the discretion of the Committee, the Company may reserve to itself and/or its assignee(s) a right to repurchase (a “Right of Repurchase”) a portion of or all Unvested Shares held by a Participant following such Participant’s Termination at any time within one hundred and eighty (180) days after the later of the Participant’s Termination Date and the date the Participant purchases Shares under this Plan, for cash and/or cancellation of purchase money indebtedness, at the Participant’s Exercise Price, as the case may be.

16.  CERTIFICATES.    All certificates for Shares or other securities delivered under this Plan will be subject to such stock transfer orders, legends and other restrictions as the Committee may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the SEC or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

17.  ESCROW.    To enforce any restrictions on a Participant’s Shares, the Committee may require the Participant to deposit all certificates representing Shares, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.

18.  EXCHANGE AND BUYOUT OF AWARDS.    The Committee may not, without prior stockholder approval, reduce the Exercise Price of any outstanding Option or SAR or cancel outstanding Options or SARs in exchange for the re-grant of new Options or SARs having exercise prices lower than the cancelled Options or SARs. The Committee may, at any time or from time to time authorize the Company, in the case of an Option or SAR exchange with stockholder approval, and with the consent of the respective Participants (unless not required pursuant to Section 5.9 of the Plan), to pay cash or issue new Awards in exchange for the surrender and cancellation of any, or all, outstanding Awards.

19.  SECURITIES LAW AND OTHER REGULATORY COMPLIANCE.    An Award will not be effective unless such Award is in compliance with all applicable federal and state securities laws, rules and regulations of any governmental body, and the requirements of any stock exchange or automated quotation system upon which the Shares may then be listed or quoted, as they are in effect on the date of grant of the Award and also on the date of exercise or other issuance. Notwithstanding any other provision in this Plan, the Company will have no obligation to issue or deliver certificates for Shares under this Plan prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company will be under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

20.  NO OBLIGATION TO EMPLOY.    Nothing in this Plan or any Award granted under this Plan will confer or be deemed to confer on any Participant any right to continue in the employ of, or to continue any other relationship with, the Company or any Parent or Subsidiary of the Company or limit in any way the right of the Company or any Parent or Subsidiary of the Company to terminate Participant’s employment or other relationship at any time, with or without cause.

21.  CORPORATE TRANSACTIONS.

21.1  Assumption or Replacement of Awards by Successor.    In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under this Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all Participants), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company immediately prior to such merger (other than any stockholder that merges, or which owns or controls another corporation that merges, with the Company in such merger) cease to own their shares or other equity interest in the Company, (d) the sale of substantially all of the assets of the Company, or (e) the acquisition, sale, or transfer of more than 50% of the outstanding shares of the Company by tender offer or similar transaction, any or all outstanding Awards may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on all Participants. In the alternative, the successor corporation may substitute equivalent Awards or provide substantially similar consideration to Participants as was provided to stockholders (after taking into account the existing provisions of the Awards). The successor corporation may also issue, in place of outstanding Shares of the Company held by the Participant, substantially similar shares or other property subject to repurchase restrictions no less favorable to the Participant. In the event such successor corporation (if any) refuses to assume or substitute Awards, as provided above, pursuant to a transaction described in this Subsection 21.1, or if there is no successor corporation due to a dissolution or liquidation of the Company, such Awards will expire on such transaction at such time and on such conditions as the Committee will determine. Notwithstanding anything in this Section 21.1 to the contrary, the Committee may, in its sole discretion, provide that the vesting of any or all Awards granted pursuant to this Plan will accelerate in the event of the occurrence of any transaction described in this Section 21.1. If the Committee exercises such discretion with respect to Awards, such Awards will become vested and exercisable in full prior to the consummation of such event at such time and on such conditions as the Committee determines, and if such Awards are not exercised prior to the consummation of the corporate transaction, they shall terminate at such time as determined by the Committee.

21.2  Other Treatment of Awards.    Subject to any greater rights granted to Participants under the foregoing provisions of this Section 21, in the event of the occurrence of any transaction described in Section 21.1, any outstanding Awards will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, or sale of assets.

21.3  Assumption of Awards by the Company.    The Company, from time to time, also may substitute or assume outstanding awards granted by another company, whether in connection with an acquisition of such other company or otherwise, by either; (a) granting an Award under this Plan in substitution of such other company’s award; or (b) assuming such award as if it had been granted under this Plan if the terms of such assumed award could be applied to an Award granted under this Plan. Such substitution or assumption will be permissible if the holder of the substituted or assumed award would have been eligible to be granted an Award under this Plan if the other company had applied the rules of this Plan to such grant. In the event the Company assumes an award granted by another company, the terms and conditions of such award will remain unchanged (except that the exercise price and the number and nature of Shares issuable upon exercise of any such award will be adjusted appropriately pursuant to Section 424(a) of the Code). In the event the Company elects to grant a new Award rather than assuming an existing award, such new Award may be granted with a similarly adjusted Exercise Price, as applicable.

21.4  Outside Directors Options.    Notwithstanding any provision to the contrary, in the event of a corporate transaction described in Section 21.1, the vesting of all Awards granted to Outside Directors pursuant to Section 6 of this Plan will accelerate and such Awards will become exercisable in full prior to the consummation of such event at such times and on such conditions as the Committee determines, and must be exercised, if at all, within six (6) months of the consummation of said event. Any Award not exercised within such six-month period shall expire.

22.  ADOPTION AND SHAREHOLDER APPROVAL.    This Plan shall be submitted for the approval of the Company’s shareholders, consistent with applicable laws, within twelve (12) months before or after the date this Plan is adopted by the Board and upon receiving approval of the Company’s shareholders shall become effective (the “Effective Date”).

23.  TERM OF PLAN/GOVERNING LAW.    Unless earlier terminated as provided herein, this Plan will terminate ten (10) years from the Effective Date. This Plan and all agreements thereunder shall be governed by and construed in accordance with the laws of the State of California.

24.  AMENDMENT OR TERMINATION OF PLAN.    Except as otherwise provided in this Plan, the Board may at any time terminate or amend this Plan in any respect, including, without limitation, amendment of any form of Award Agreement or instrument to be executed pursuant to this Plan; provided, however, that the Board will not, without the approval of the shareholders of the Company, amend this Plan in any manner that requires such shareholder approval; provided further, that a Participant’s Award shall be governed by the version of this Plan then in effect at the time such Award was granted, except as otherwise agreed to by the Participant and the Company.

25.  NONEXCLUSIVITY OF THE PLAN.    Neither the adoption of this Plan by the Board, the submission of this Plan to the shareholders of the Company for approval, nor any provision of this Plan will be construed as creating any limitations on the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock awards and bonuses otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

26.  INSIDER TRADING POLICY.    Each Participant who receives an Award shall comply with any policy adopted by the Company from time to time covering transactions in the Company’s securities by employees, officers and/or directors of the Company.

27.  DEFINITIONS.    As used in this Plan, the following terms will have the following meanings:

“Award” means any award under the Plan, including any Option, Restricted Stock, Stock Bonus, Stock Appreciation Right, Restricted Stock Unit, award of Performance Shares or other form of award as may be approved by the Board from time to time.

“Award Agreement” means, with respect to each Award, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Award.

“Board” means the Board of Directors of the Company.

“Cause” means (a) the commission of an act of theft, embezzlement, fraud, dishonesty, (b) a breach of fiduciary duty to the Company or a Parent or Subsidiary of the Company, or (c) a failure to materially perform the customary duties of employee’s employment.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or those persons to whom administration of the Plan, or part of the Plan, has been delegated as permitted by law.

“Company” means VeriSign, Inc. or any successor corporation.

“Disability” means a disability, whether temporary or permanent, partial or total, as determined by the Committee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exercise Price” means the price at which a holder of an Option may purchase the Shares issuable upon exercise of the Option.

“Fair Market Value” means, as of any date, the value of a share of the Company’s Common Stock determined as follows:

(a)  if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination (or if there are no sales for such date, then the last preceding business day on which there were sales) as reported in The Wall Street Journal;

(b)  if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

(c)  if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the date of determination as reported in The Wall Street Journal;

(d)  in the case of an Option made on the Effective Date, the price per share at which shares of the Company’s Common Stock are initially offered for sale to the public by the Company’s underwriters in the initial public offering of the Company’s Common Stock pursuant to a registration statement filed with the SEC under the Securities Act; or

(e)  if none of the foregoing is applicable, by the Committee in good faith.

“Family Member” includes any of the following:

(f)  child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the Participant, including any such person with such relationship to the Participant by adoption;

(g)  any person (other than a tenant or employee) sharing the Participant’s household;

(h)  a trust in which the persons in (a) and (b) have more than fifty percent of the beneficial interest;

(i)  a foundation in which the persons in (a) and (b) or the Participant control the management of assets; or

(j)  any other entity in which the persons in (a) and (b) or the Participant own more than fifty percent of the voting interest.

“Insider” means an executive officer or director of the Company or any other person whose transactions in the Company’s Common Stock are subject to Section 16 of the Exchange Act.

“Option” means an award of an option to purchase Shares pursuant to Section 5.

“Option Agreement” means, with respect to each Option, the signed written agreement between the Company and the Participant setting forth the terms and conditions of the Option.

“Outside Director” means a member of the Board who is not an employee of the Company or any Parent or Subsidiary.

“Parent” means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company if each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Participant” means a person who receives an Award under this Plan.

“Performance Factors” means the factors selected by the Committee from among the following measures (whether or not in comparison to other peer companies) to determine whether the performance goals established by the Committee and applicable to Awards have been satisfied:

•	Net revenue and/or net revenue growth;

•	Earnings per share and/or earnings per share growth;

•	Earnings before income taxes and amortization and/or earnings before income taxes and amortization growth;

•	Operating income and/or operating income growth;

•	Net income and/or net income growth;

•	Total stockholder return and/or total stockholder return growth;

•	Return on equity;

•	Operating cash flow return on income;

•	Adjusted operating cash flow return on income;

•	Economic value added;

•	Individual business objectives; and

•	Company specific operational metrics.

“Performance Period” means the period of service determined by the Committee, not to exceed five years, during which years of service or performance is to be measured for the Award.

“Performance Share” means an Award granted pursuant to Section 11 of the Plan.

“Performance Share Agreement” means an agreement evidencing a Performance Share Award granted pursuant to Section 11 of the Plan.

“Plan” means this VeriSign, Inc. 2006 Equity Incentive Plan.

“Purchase Price” means the price to be paid for Shares acquired under the Plan, other than Shares acquired upon exercise of an Option.

“Restricted Stock Award” means an award of Shares pursuant to Section 7 of the Plan.

“Restricted Stock Purchase Agreement” means an agreement evidencing a Restricted Stock Award granted pursuant to Section 7 of the Plan.

“Restricted Stock Unit” means an Award granted pursuant to Section 10 of the Plan.

“RSU Agreement” means an agreement evidencing a Restricted Stock Unit Award granted pursuant to Section 10 of the Plan.

“SAR Agreement” means an agreement evidencing a Stock Appreciation Right granted pursuant to Section 9 of the Plan.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means shares of the Company’s Common Stock reserved for issuance under this Plan, as adjusted pursuant to Sections 2 and 21, and any successor security.

“Stock Appreciation Right” means an Award granted pursuant to Section 9 of the Plan.

“Stock Bonus” means an Award granted pursuant to Section 8 of the Plan.

“Stock Bonus Agreement” means an agreement evidencing a Stock Bonus Award granted pursuant to Section 8 of the Plan.

“Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

“Termination” or “Terminated” means, for purposes of this Plan with respect to a Participant, that the Participant has for any reason ceased to provide services as an employee, officer, director, consultant, independent contractor or advisor to the Company or a Parent or Subsidiary of the Company. An employee will not be deemed to have ceased to provide services in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence approved by the Committee; provided, that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute or unless provided otherwise pursuant to formal policy adopted from time to time by the Company and issued and promulgated to employees in writing. In the case of any employee on an approved leave of absence, the Committee may make such provisions respecting suspension of vesting of the Award while on leave from the employ of the Company or a Parent or Subsidiary of the Company as it may deem appropriate, except that in no event may an Award be exercised after the expiration of the term set forth in the applicable Award Agreement. The Committee will have sole discretion to determine whether a Participant has ceased to provide services and the effective date on which the Participant ceased to provide services (the “Termination Date”).

“Unvested Shares” means “Unvested Shares” as defined in the Award Agreement.

The Board of Directors unanimously recommends that you vote FOR the Board of Director nominees and FOR Proposals 2 and 3.

Please Mark Here for Address Change or Comments SEE REVERSE SIDE

1. Election of Directors

FOR all nominees listed below (except as marked to the contrary) WITHHOLD AUTHORITY to vote for all nominees listed below

2. Proposal to approve our 2006 Equity Incentive Plan.

3. Proposal to ratify the selection of KPMG LLP as independent auditors for the year ending December 31, 2006.

FOR AGAINST ABSTAIN

FOR AGAINST ABSTAIN

In accordance with their judgment, the proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any continuations or adjournments thereof.

Nominees:

01 Michelle Guthrie

02 Roger H. Moore

03 Edward A. Mueller

04 William A. Roper, Jr.

To withhold authority to vote for any individual nominee,strike a line through that nominee’s name.

This Proxy must be signed exactly as your name appears hereon. If more than one name appears, all persons so designated should sign. Attorneys, executors, administrators, trustees and guardians should indicate their capacities. If the signer is a corporation, please print full corporate name and indicate capacity of duly authorized officer executing on behalf of the corporation. If the signer is a partnership, please print full partnership name and indicate capacity of duly authorized person executing on behalf of the partnership.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT PRIOR TO THE MEETING IN THE ENCLOSED ENVELOPE.

Signature Signature Date , 2006

FOLD AND DETACH HERE

Vote by Internet or Telephone or Mail

24 Hours a Day, 7 Days a Week

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

Internet http://www.proxyvoting.com/vrsn

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

Telephone 1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

OR

Mail

Mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

VeriSign, Inc.

487 East Middlefield Road, Mountain View, California 94043-4047

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Stratton D. Sclavos and Dana L. Evan, as proxies, each with full powers of substitution, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of Common Stock, $0.001 par value, of VeriSign, Inc. (the “Company”) held of record by the undersigned on March 31, 2006, at the 2006 Annual Meeting of Stockholders of the Company (the “Meeting”) to be held on May 26, 2006, and at any continuations or adjournments thereof.

This Proxy, when properly executed and returned in a timely manner, will be voted at the Meeting and any continuations or adjournments thereof in the manner described herein. If no contrary indication is made, the proxy will be voted FOR the Board of Director nominees and FOR Proposals 2 and 3 and in accordance with the judgment of the persons named as proxies herein on any other matters that may properly come before the Meeting.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

CONTINUED	AND TO BE SIGNED AND DATED ON REVERSE SIDE SEE REVERSE SIDE

Address Change/Comments (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your VeriSign, Inc. account online.

Access your VeriSign, Inc. shareholder/stockholder account online via Investor ServiceDirect® (ISD).

Mellon Investor Services LLC, Transfer Agent for VeriSign, Inc., now makes it easy and convenient to get current information on your shareholder account.

View account status

View certificate history

View book-entry information

View payment history for dividends

Make address changes

Obtain a duplicate 1099 tax form

Establish/change your PIN

Visit us on the web at http://www.melloninvestor.com

Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time